SECURITY AGREEMENT

This SECURITY AGREEMENT (this “Agreement”), dated as of April 4, 2012, is made by and among the grantors listed on the signature pages hereof (collectively, jointly and severally, the “Grantors” and each, individually, a “Grantor”), and the secured parties listed on the signature pages hereof (collectively, the “Secured Parties” and each, individually, a “Secured Party”).

RECITALS

WHEREAS, pursuant to that certain Securities Purchase Agreement, dated as of March __, 2012 (as may be amended, restated, supplemented, or otherwise modified from time to time, including all schedules thereto, collectively, the “Securities Purchase Agreement”), by and among Morria Biopharmaceuticals PLC, a public limited company formed under the laws of England and Wales (“Parent”), and each of the Secured Parties, Parent has agreed to sell, and each of the Secured Parties have each agreed to purchase, severally and not jointly, the Securities (as defined in the Securities Purchase Agreement); and

WHEREAS, each Grantor other than Parent is a direct or indirect wholly-owned Subsidiary (as defined below) of Parent and will receive direct and substantial benefits from the purchase by each of the Secured Parties of the Securities; and

WHEREAS, in order to induce the Secured Parties to purchase, severally and not jointly, the Securities as provided for in the Securities Purchase Agreement, Grantors have agreed to grant a continuing security interest in and to the Collateral in order to secure the prompt and complete payment, observance and performance of the Secured Obligations.

AGREEMENTS

NOW, THEREFORE, for and in consideration of the recitals made above and other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.           Defined Terms. All capitalized terms used herein (including in the preamble and recitals hereof) without definition shall have the meanings ascribed thereto in the Notes. Any terms used in this Agreement that are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein or in the Notes; provided, however, if the Code is used to define any term used herein and if such term is defined differently in different Articles of the Code, the definition of such term contained in Article 9 of the Code shall govern. In addition to those terms defined elsewhere in this Agreement, as used in this Agreement, the following terms shall have the following meanings:

(a)        “Account” means an account (as that term is defined in the Code).

(b)        “Account Debtor” means an account debtor (as that term is defined in the Code).

(c)        “Bankruptcy Code” means title 11 of the United States Code, as in effect from time to time.

(d)        “Books” means books and records (including, without limitation, each Grantor’s Records) indicating, summarizing, or evidencing each Grantor’s assets (including the Collateral) or liabilities, each Grantor’s Records relating to its business operations (including, without limitation, stock ledgers) or financial condition, and each Grantor’s goods or General Intangibles related to such information.

(e)        “Chattel Paper” means chattel paper (as that term is defined in the Code) and includes tangible chattel paper and electronic chattel paper.

(f)        “Closing Date” shall have the meaning ascribed to such term in the Securities Purchase Agreement.

(g)        “Code” means the New York Uniform Commercial Code, as in effect from time to time; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, priority, or remedies with respect to any Secured Party’s Lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies.

(h)        “Collateral” has the meaning specified therefor in Section 2.

(i)         “Commencement Notice” means a written notice, given by any Secured Party to the other Secured Parties in accordance with the notice provisions set forth in the Securities Purchase Agreement, pursuant to which such Secured Party notifies the other Secured Parties of the existence of one or more Events of Default and of such Secured Party’s intent to commence the exercise of one or more of the remedies provided for under this Agreement with respect to all or any portion of the Collateral as a consequence thereof, which notice shall incorporate a reasonably detailed description of each Event of Default then existing and of the remedial action proposed to be taken.

(j)        “Commercial Tort Claims” means commercial tort claims (as that term is defined in the Code), and includes those commercial tort claims listed on Schedule 1 attached hereto.

(k)        “Copyrights” means all copyrights and copyright registrations, and also includes (i) the copyright registrations and recordings thereof and all applications in connection therewith listed on Schedule 2 attached hereto and made a part hereof, (ii) all reissues, continuations, extensions or renewals thereof, (iii) all income, royalties, damages and payments now and hereafter due or payable under and with respect thereto, including payments under all licenses entered into in connection therewith and damages and payments for past or future infringements or dilutions thereof, (iv) the right to sue for past, present and future infringements and dilutions thereof, (v) the goodwill of each Grantor’s business symbolized by the foregoing or connected therewith, and (vi) all of each Grantor’s rights corresponding thereto throughout the world.

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(l)        “Copyright Security Agreement” means each Copyright Security Agreement among Grantors, or any of them, and Secured Parties, in substantially the form of Exhibit A attached hereto, pursuant to which Grantors have granted to each Secured Party a security interest in all their respective Copyrights, as may be amended, restated, supplemented, or otherwise modified from time to time.

(m)       “Deposit Account” means a deposit account (as that term is defined in the Code).

(n)        “Equipment” means all equipment (as that term is defined in the Code) in all of its forms of the applicable Grantor, wherever located, and including, without limitation, all machinery, apparatus, installation facilities and other tangible personal property, and all parts thereof and all accessions, additions, attachments, improvements, substitutions, replacements and proceeds thereto and therefor.

(o)        “Event of Default” has the meaning specified therefor in the Notes.

(p)        “General Intangibles” means general intangibles (as that term is defined in the Code) and, in any event, includes payment intangibles, contract rights, rights to payment, rights arising under common law, statutes, or regulations, choses or things in action, goodwill (including the goodwill associated with any Trademark, Patent, or Copyright), Patents, Trademarks, Copyrights, URLs and domain names, industrial designs, other industrial or Intellectual Property or rights therein or applications therefor, whether under license or otherwise, programs, programming materials, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, including Intellectual Property Licenses, infringement claims, computer programs, information contained on computer disks or tapes, software, literature, reports, catalogs, pension plan refunds, pension plan refund claims, insurance premium rebates, tax refunds, and tax refund claims, interests in a partnership or limited liability company which do not constitute a security under Article 8 of the Code, and any other personal property other than Commercial Tort Claims, money, Accounts, Chattel Paper, Deposit Accounts, goods, Investment Related Property, Negotiable Collateral, and oil, gas, or other minerals before extraction.

(q)        “Governmental Authority” means any domestic or foreign federal, state, local, or other governmental or administrative body, instrumentality, board, department, or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body.

(r)        “Guaranty” means each Guaranty, in the form attached hereto as Exhibit D, executed by each Guarantor in favor of any or all of the Secured Parties, together with any other guaranty or similar agreement now or hereafter executed by a Guarantor in favor of any or all of the Secured Parties in connection with the Notes or any of the other Transaction Documents, as may be amended, restated, supplemented, or otherwise modified from time to time, and all of the foregoing are collectively referred to herein as the “Guaranties.”

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(s)        “Guarantor” means each Grantor, other than Parent, and each other Person that now or hereafter executes a Guaranty.

(t)        “Insolvency Proceeding” means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other state or federal bankruptcy or insolvency law or any equivalent laws in any other jurisdiction, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

(u)        “Intellectual Property” means Patents, Copyrights, Trademarks, the goodwill associated with such Trademarks, trade secrets and customer lists, and Intellectual Property Licenses.

(v)        “Intellectual Property Licenses” means rights under or interests in any patent, trademark, copyright or other intellectual property, including software license agreements with any other party, whether the applicable Grantor is a licensee or licensor under any such license agreement, including the license agreements listed on Schedule 3 attached hereto and made a part hereof, as may be amended, restated, supplemented, or otherwise modified from time to time. Notwithstanding anything to the contrary in the Security Documents, and for the avoidance of doubt, the term Intellectual Property Licenses shall in no manner be deemed to include any of the patents, trademarks, copyrights or other intellectual property that are the subject matter of any Intellectual Property Licenses pursuant to which the Grantor is a licensee, except to the extent that the Grantor has rights to such patents, trademarks, copyrights or other intellectual property without consideration to, and independent of, the rights provided under the related Intellectual Property Licenses.

(w)        “Inventory” means all inventory (as that term is defined in the Code) in all of its forms of the applicable Grantor, wherever located, including, without limitation, (i) all goods in which the applicable Grantor has an interest in mass or a joint or other interest or right of any kind (including goods in which the applicable Grantor has an interest or right as consignee), and (ii) all goods which are returned to or repossessed by the applicable Grantor, and all accessions thereto, products thereof and documents therefor.

(x)        “Investment Related Property” means (i) investment property (as that term is defined in the Code), and (ii) all of the following (regardless of whether classified as investment property under the Code): all Pledged Interests, Pledged Operating Agreements, and Pledged Partnership Agreements.

(y)        “Lien” has the meaning specified therefor in the Notes.

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(z)        “Negotiable Collateral” means letters of credit, letter-of-credit rights, instruments, promissory notes, drafts, and documents.

(aa)      “New Subsidiary” has the meaning specified therefor in the Notes.

(bb)     “Notes” has the meaning specified therefor in the Securities Purchase Agreement.

(cc)      “Patents” means all patents and patent applications, and also includes (i) the patents and patent applications listed on Schedule 4 attached hereto and made a part hereof, (ii) all renewals thereof, (iii) all income, royalties, damages and payments now and hereafter due or payable under and with respect thereto, including payments under all licenses entered into in connection therewith and damages and payments for past or future infringements or dilutions thereof, (iv) the right to sue for past, present and future infringements and dilutions thereof, and (v) all of each Grantor’s rights corresponding thereto throughout the world.

(dd)     “Patent Security Agreement” means each Patent Security Agreement among Grantors and Secured Parties in substantially the form of Exhibit B attached hereto, pursuant to which Grantors have granted to each Secured Party a security interest in all their respective Patents, as may be amended, restated, supplemented, or otherwise modified from time to time.

(ee)      “Permitted Liens” has the meaning specified therefor in the Notes.

(ff)       “Permitted Secured Party” means, with respect to the exercise of any remedy provided for under this Agreement, any Secured Party that has delivered a Commencement Notice with respect to the exercise of such remedy to the other Secured Parties and has not received a Veto Notice with respect thereto within the Veto Period; provided, however, there shall only be a single Permitted Secured Party that may exercise any specific remedy at any one time (it being agreed that if a Commencement Notice is delivered by more than one Secured Party with respect to any remedy provided for under this Agreement, then the first Secured Party to deliver a Commencement Notice and not receive a Veto Notice within the Veto Period shall be the only Secured Party that may exercise such remedy).

(gg)     “Person” has the meaning specified therefor in the Securities Purchase Agreement.

(hh)     “Pledged Companies” means, each Person listed on Schedule 5 hereto as a “Pledged Company,” together with each other Person all or a portion of whose Stock is acquired or otherwise owned by a Grantor after the date hereof.

(ii)       “Pledged Interests” means all of each Grantor’s right, title and interest in and to all of the Stock now or hereafter owned by such Grantor, regardless of class or designation, including all substitutions therefor and replacements thereof, all proceeds thereof and all rights relating thereto, also including any certificates representing the Stock, the right to receive any certificates representing any of the Stock, all warrants, options, share appreciation rights and other rights, contractual or otherwise, in respect thereof, and the right to receive dividends, distributions of income, profits, surplus, or other compensation by way of income or liquidating distributions, in cash or in kind, and cash, instruments, and other property from time to time received, receivable, or otherwise distributed in respect of or in addition to, in substitution of, on account of, or in exchange for any or all of the foregoing.

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(jj)       “Pledged Operating Agreements” means all of each Grantor’s rights, powers, and remedies under the limited liability company operating agreements of each of the Pledged Companies that are limited liability companies, as may be amended, restated, supplemented, or otherwise modified from time to time.

(kk)     “Pledged Partnership Agreements” means all of each Grantor’s rights, powers, and remedies under the partnership agreements of each of the Pledged Companies that are partnerships, as may be amended, restated, supplemented, or otherwise modified from time to time.

(ll)       “Proceeds” has the meaning specified therefor in Section 2.

(mm)   “Real Property” means any estates or interests in real property now owned or hereafter acquired by any Grantor and the improvements thereto.

(nn)     “Records” means information that is inscribed on a tangible medium or which is stored in an electronic or other medium and is retrievable in perceivable form.

(oo)    “Secured Obligations” mean all of the present and future payment obligations of Grantors arising under this Agreement, the Notes, the Guaranties, and the other Transaction Documents, including, without duplication, reasonable attorneys’ fees and expenses and any interest, fees, or expenses that accrue after the filing of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any Insolvency Proceeding.

(pp)    “Securities Account” means a securities account (as that term is defined in the Code).

(qq)    “Security Documents” means, collectively, this Agreement, each Copyright Security Agreement, each Patent Security Agreement, each Trademark Security Agreement and each other security agreement, pledge agreement, assignment, mortgage, security deed, deed of trust, and other agreement or document executed and delivered by a Grantor as security for any of the Secured Obligations, as may be amended, restated, supplemented, or otherwise modified from time to time.

(rr)     “Security Interest” and “Security Interests” have the meanings specified therefor in Section 2.

(ss)    “Significant Secured Party” means, on any date of determination, any Secured Party holding twenty percent (20%) or more of the aggregate principal amount of Notes outstanding on such date.

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(tt)       “Stock” means all shares, options, warrants, interests (including, without limitation, membership and partnership interests), participations, or other equivalents (regardless of how designated) of or in a Person, whether voting or nonvoting, including common stock, preferred stock, or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the United States Securities and Exchange Commission and any successor thereto under the Securities Exchange Act of 1934, as in effect from time to time).

(uu)     “Subsidiaries” and “Subsidiary” each have the meanings specified therefor in the Notes.

(vv)    “Supporting Obligations” means supporting obligations (as such term is defined in the Code).

(ww)   “Trademarks” means all trademarks, trade names, trademark applications, service marks, service mark applications, and also includes (i) the trade names, trademarks, trademark applications, service marks, and service mark applications listed on Schedule 6 attached hereto and made a part hereof, and (ii) all renewals thereof, (iii) all income, royalties, damages and payments now and hereafter due or payable under and with respect thereto, including payments under all licenses entered into in connection therewith and damages and payments for past or future infringements or dilutions thereof, (iv) the right to sue for past, present and future infringements and dilutions thereof, (v) the goodwill of each Grantor’s business symbolized by the foregoing or connected therewith, and (vi) all of each Grantor’s rights corresponding thereto throughout the world.

(xx)      “Trademark Security Agreement” means each Trademark Security Agreement among Grantors and Secured Parties in substantially the form of Exhibit C attached hereto, pursuant to which Grantors have granted to each Secured Party a security interest in all their respective Trademarks.

(yy)    “Transaction Documents” has the meaning specified therefor in the Securities Purchase Agreement.

(zz)     “URL” means “uniform resource locator,” an internet web address.

(aaa)   “Veto Notice” means, with respect to any Commencement Notice, a written notice given by any Significant Secured Party to the other Secured Parties in accordance with the notice provisions set forth in the Securities Purchase Agreement pursuant to which such Significant Secured Party notifies the other Secured Parties of its objection to the commencement of the remedial action specified in such Commencement Notice and certifies that, to the best of its knowledge, it is a Significant Secured Party.

(bbb)  “Veto Period” means, with respect to any Commencement Notice (other than a Commencement Notice given by a Significant Secured Party at a time when such Significant Secured Party is the only the Significant Secured Party), the period of ten (10) consecutive calendar days following the delivery of such Commencement Notice to the Secured Parties (it being understood and agreed that there shall be no Veto Period with respect to a Commencement Notice given by a Significant Secured Party at a time when such Significant Secured Party is the only the Significant Secured Party).

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2.           Grant of Security. Each Grantor hereby unconditionally grants, assigns, and pledges to each Secured Party a separate, continuing security interest (each, a “Security Interest” and, collectively, the “Security Interests”) in all assets of such Grantor (other than Real Property) whether now owned or hereafter acquired or arising and wherever located (collectively, the “Collateral”), including, without limitation, such Grantor’s right, title, and interest in and to the following, whether now owned or hereafter acquired or arising and wherever located:

(a)       all of such Grantor’s Accounts;

(b)       all of such Grantor’s Books;

(c)        all of such Grantor’s Chattel Paper;

(d)       all of such Grantor’s Deposit Accounts;

(e)       all of such Grantor’s Equipment and fixtures;

(f)        all of such Grantor’s General Intangibles;

(g)       all of such Grantor’s Inventory;

(h)       all of such Grantor’s Investment Related Property;

(i)        all of such Grantor’s Negotiable Collateral;

(j)        all of such Grantor’s rights in respect of Supporting Obligations;

(k)       all of such Grantor’s Commercial Tort Claims;

(l)        all of such Grantor’s money, cash, cash equivalents, or other assets of each such Grantor that now or hereafter come into the possession, custody, or control of any Secured Party;

(m)      all of the proceeds and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance or Commercial Tort Claims covering or relating to any or all of the foregoing, and any and all Accounts, Books, Chattel Paper, Deposit Accounts, Equipment, General Intangibles, Inventory, Investment Related Property, Negotiable Collateral, Supporting Obligations, money, or other tangible or intangible property resulting from the sale, lease, license, exchange, collection, or other disposition of any of the foregoing, the proceeds of any award in condemnation with respect to any of the foregoing, any rebates or refunds, whether for taxes or otherwise, and all proceeds of any such proceeds, or any portion thereof or interest therein, and the proceeds thereof, and all proceeds of any loss of, damage to, or destruction of the above, whether insured or not insured, and, to the extent not otherwise included, any indemnity, warranty, or guaranty payable by reason of loss or damage to, or otherwise with respect to any of the foregoing (the “Proceeds”). Without limiting the generality of the foregoing, the term “Proceeds” includes whatever is receivable or received when Investment Related Property or proceeds are sold, exchanged, collected, or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes proceeds of any indemnity or guaranty payable to any Grantor or any Secured Party from time to time with respect to any of the Investment Related Property;

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provided, however, that for the avoidance of doubt (and notwithstanding anything to the contrary in the Security Documents), no Security Interest shall be granted pursuant to the Security Documents in respect of any Patents, Trademarks, Copyrights or other Intellectual Property that are the subject matter of any Intellectual Property Licenses pursuant to which the Grantor is a licensee, except to the extent that the Grantor has rights to such Patents, Trademarks, Copyrights or other Intellectual Property without consideration to, and independent of, the rights provided under the related Intellectual Property Licenses.

3.           Security for Obligations. This Agreement and the Security Interests created hereby secure the payment and performance of the Secured Obligations, whether now existing or arising hereafter. Without limiting the generality of the foregoing, this Agreement secures the payment of all amounts which constitute part of the Secured Obligations and would be owed by Grantors, or any of them, to Secured Parties, or any of them, but for the fact that they are unenforceable or not allowable due to the existence of an Insolvency Proceeding involving any Grantor.

4.           Grantors Remain Liable. Anything herein to the contrary notwithstanding, (a) each of the Grantors shall remain liable under the contracts and agreements included in the Collateral, including the Pledged Operating Agreements and the Pledged Partnership Agreements, to perform all of the duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by Secured Parties, or any of them, of any of the rights hereunder shall not release any Grantor from any of its duties or obligations under such contracts and agreements included in the Collateral, and (c) no Secured Party shall have any obligation or liability under such contracts and agreements included in the Collateral by reason of this Agreement, nor shall any Secured Party be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder. Until an Event of Default shall occur and be continuing, except as otherwise provided in this Agreement or any other Transaction Document, Grantors shall have the right to possession and enjoyment of the Collateral for the purpose of conducting the ordinary course of their respective businesses, subject to and upon the terms hereof and the other Transaction Documents. Without limiting the generality of the foregoing, it is the intention of the parties hereto that record and beneficial ownership of the Pledged Interests, including all voting, consensual, and dividend rights, shall remain in the applicable Grantor until the occurrence of an Event of Default and until any Secured Party shall notify the applicable Grantor of such Secured Party’s exercise of voting, consensual, or dividend rights with respect to the Pledged Interests pursuant to Section 15 hereof.

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5.           Representations and Warranties. Each Grantor hereby represents and warrants as follows:

(a)       The exact legal name of each of the Grantors is set forth on the signature pages of this Agreement.

(b)       Schedule 7 attached hereto sets forth (i) all Real Property owned or leased by Grantors, together with all other locations of Collateral, as of the date hereof, and (ii) the chief executive office of each Grantor as of the date hereof.

(c)       As of the date hereof, no Grantor has any interest in, or title to, any Copyrights, Intellectual Property Licenses, Patents, or Trademarks except as set forth on Schedules 2, 3, 4 and 6, respectively, attached hereto. This Agreement is effective to create a valid and continuing Lien on such Copyrights, Intellectual Property Licenses, Patents and Trademarks and, upon filing of the Copyright Security Agreement with the United States Copyright Office and filing of the Patent Security Agreement and the Trademark Security Agreement with the United States Patent and Trademark Office, and the filing of appropriate financing statements in the jurisdictions listed on Schedule 8 hereto, all action necessary or desirable to protect and perfect the Security Interests in and to each Grantor’s Patents, Trademarks, or Copyrights has been taken and such perfected Security Interests are enforceable as such as against any and all creditors of and purchasers from any Grantor; provided, however, that for the avoidance of doubt, no Security Interest shall be granted pursuant to the Security Documents in respect of any Patents, Trademarks, Copyrights or other Intellectual Property that are the subject matter of any Intellectual Property Licenses pursuant to which the Grantor is a licensee, except to the extent that the Grantor has rights to such Patents, Trademarks, Copyrights or other Intellectual Property without consideration to, and independent of, the rights provided under the related Intellectual Property Licenses. No Grantor has any interest in any Copyright that is necessary in connection with the operation of such Grantor’s business, except for those Copyrights identified on Schedule 2 attached hereto which have been registered with the United States Copyright Office.

(d)       This Agreement creates a valid security interest in all of the Collateral of each Grantor, to the extent a security interest therein can be created under the Code, securing the payment of the Secured Obligations. Except to the extent a security interest in the Collateral cannot be perfected by the filing of a financing statement under the Code, all filings and other actions necessary or desirable to perfect and protect such security interest have been duly taken or will have been taken upon the filing of financing statements listing each applicable Grantor, as a debtor, and Secured Parties, as secured parties, in the jurisdictions listed next to such Grantor’s name on Schedule 8 attached hereto. Upon the making of such filings, Secured Parties shall each have a first priority perfected security interest in all of the Collateral of each Grantor to the extent such security interest can be perfected by the filing of a financing statement. All action by any Grantor necessary to protect and perfect such security interest on each item of Collateral has been duly taken.

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(e)       (i) Except for the Security Interests created hereby, such Grantor is and will at all times be the sole holder of record and the legal and beneficial owner, free and clear of all Liens other than Permitted Liens, of the Pledged Interests indicated on Schedule 5 as being owned by such Grantor and, when acquired by such Grantor, any Pledged Interests acquired after the date hereof; (ii) all of the Pledged Interests are duly authorized, validly issued, fully paid and non-assessable and the Pledged Interests constitute or will constitute the percentage of the issued and outstanding Stock of the Pledged Companies of such Grantor identified on Schedule 5 hereto; (iii) such Grantor has the right and requisite authority to pledge all Investment Related Property pledged by such Grantor to each Secured Party as provided herein; (iv) except as set forth on Schedule 5, all actions necessary or desirable to perfect, establish the first priority of, or otherwise protect, Secured Parties’ respective Liens in the Investment Related Property pledged hereunder, and the proceeds thereof, have been duly taken, (A) upon the execution and delivery of this Agreement; (B) upon the taking of possession by any Secured Party of any certificates constituting the Pledged Interests, to the extent such Pledged Interests are represented by certificates, together with undated powers endorsed in blank by the applicable Grantor; and (C) upon the filing of financing statements in the applicable jurisdiction set forth on Schedule 8 attached hereto for such Grantor with respect to the Pledged Interests of such Grantor that are not represented by certificates; and (v) except as set forth on Schedule 5, each Grantor has delivered to and deposited with any Secured Party (or, with respect to any Pledged Interests created or obtained after the date hereof, will deliver and deposit in accordance with Sections 6(a) and 8 hereof) all certificates representing the Pledged Interests now or hereafter owned by such Grantor to the extent such Pledged Interests are represented by certificates, and undated powers endorsed in blank with respect to such certificates. None of the Pledged Interests owned or held by such Grantor has been issued or transferred in violation of any securities registration, securities disclosure, or similar laws of any jurisdiction to which such issuance or transfer may be subject.

(f)        No consent, approval, authorization, or other order or other action by, and no notice to or filing with, any Governmental Authority or any other Person is required (i) for the grant of a Security Interest by such Grantor in and to the Collateral pursuant to this Agreement or for the execution, delivery, or performance of this Agreement by such Grantor, or (ii) for the exercise by any Secured Party of the voting or other rights provided in this Agreement with respect to Investment Related Property pledged hereunder or the remedies in respect of the Collateral pursuant to this Agreement, except (A) as may be required in connection with such disposition of Investment Related Property by laws affecting the offering and sale of securities generally and (B) for any consent that may be required for the assignment of any Intellectual Property License that expressly provides that such Intellectual Property License is not assignable (or is not assignable without the consent of the other party to such Intellectual Property License).

(g)       Schedule 9 contains a complete and accurate list of all of each Grantor’s Deposit Accounts and Securities Accounts, including, without limitation, with respect to each bank or securities intermediary (a) the name and address of such Person and (b) the account numbers of such accounts maintained with such Person.

6.           Covenants. Each Grantor, jointly and severally, covenants and agrees with each Secured Party that from and after the date of this Agreement and until the date of termination of this Agreement in accordance with Section 24 hereof (but only to the extent the particular assets described in this Section 6 constitute Collateral hereunder):

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(a)             Possession of Collateral. In the event that any Collateral, including proceeds, is evidenced by or consists of Negotiable Collateral, Investment Related Property, or Chattel Paper, and if and to the extent that perfection or priority of Secured Parties’ respective Security Interests is dependent on or enhanced by possession, the applicable Grantor, immediately upon the request of any Secured Party, shall execute such other documents and instruments as shall be requested by such Secured Party or, if applicable, endorse and deliver physical possession of such Negotiable Collateral, Investment Related Property, or Chattel Paper to such Secured Party, together with such undated powers endorsed in blank as shall be requested by such Secured Party.

(b)             Chattel Paper.

(i)          Each Grantor shall take all steps reasonably necessary to grant each Secured Party control of all Chattel Paper in accordance with the Code and all “transferable records” as that term is defined in Section 16 of the Uniform Electronic Purchase Act and Section 201 of the federal Electronic Signatures in Global and National Commerce Act as in effect in any relevant jurisdiction; and

(ii)         If any Grantor retains possession of any Chattel Paper or instruments (which retention of possession shall be subject to the extent permitted hereby and by the Securities Purchase Agreement), promptly upon the request of any Secured Party, such Chattel Paper and instruments shall be marked with the following legend: “This writing and the obligations evidenced or secured hereby are subject to the Security Interests of [names of Secured Parties].”

(c)             [RESERVED]

(d)             Letter-of-Credit Rights. Each Grantor that is or becomes the beneficiary of a letter of credit shall promptly (and in any event within 2 Business Days after becoming a beneficiary) notify Secured Parties thereof and, upon the request by any Secured Party, enter into a multi-party agreement with Secured Parties and the issuing or confirming bank with respect to letter-of-credit rights assigning such letter-of-credit rights to Secured Parties and directing all payments thereunder to Secured Parties, all in form and substance satisfactory to Secured Parties.

(e)             Commercial Tort Claims. Each Grantor shall promptly (and in any event within 2 Business Days of receipt thereof) notify Secured Parties in writing upon incurring or otherwise obtaining a Commercial Tort Claim after the date hereof and, upon request of any Secured Party, promptly amend Schedule 1 to this Agreement to describe such after-acquired Commercial Tort Claim in a manner that reasonably identifies such Commercial Tort Claim, and hereby authorizes the filing of additional financing statements or amendments to existing financing statements describing such Commercial Tort Claims, and agrees to do such other acts or things deemed necessary or desirable by any Secured Party to give Secured Parties a first priority, perfected security interest in any such Commercial Tort Claim.

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(f)              Government Contracts. If any Account or Chattel Paper arises out of a contract or contracts with the United States of America or any department, agency, or instrumentality thereof, Grantors shall promptly (and in any event within 2 Business Days of the creation thereof) notify Secured Parties thereof in writing and execute any instruments or take any steps reasonably required by any Secured Party in order that all moneys due or to become due under such contract or contracts shall be assigned to Secured Parties, and shall provide written notice thereof and take all other appropriate actions under the Assignment of Claims Act or other applicable law to provide each Secured Party a first-priority perfected security interest in such contract.

(g)             Intellectual Property.

(i)        Upon request of any Secured Party, in order to facilitate filings with the United States Patent and Trademark Office and the United States Copyright Office or any other applicable Governmental Authority, each Grantor shall execute and deliver to Secured Parties one or more Copyright Security Agreements, Trademark Security Agreements, or Patent Security Agreements to further evidence Secured Parties’ respective Liens on such Grantor’s Copyrights, Trademarks or Patents.

(ii)       Each Grantor shall have the duty (A) to promptly sue for infringement, misappropriation, or dilution with respect to its material rights in Intellectual Property and to recover any and all damages for such infringement, misappropriation, or dilution, (B) to prosecute diligently any material trademark application or service mark application that is part of the Trademarks pending as of the date hereof or hereafter until the termination of this Agreement, (C) to prosecute diligently any material patent application that is part of the Patents pending as of the date hereof or hereafter until the termination of this Agreement, and (D) to take all reasonable and necessary action to preserve and maintain all of each Grantor’s material Trademarks, Patents, Copyrights, Intellectual Property Licenses, and its rights therein, including the filing of applications for renewal, affidavits of use, affidavits of noncontestability and opposition and interference and cancellation proceedings. Each Grantor shall promptly file an application with the United States Copyright Office for any Copyright that has not been registered with the United States Copyright Office. Each Grantor shall promptly file an application with the United States Patent and Trademark Office for any material Patent or Trademark that has not been registered with the United States Patent and Trademark Office. Any expenses incurred in connection with the foregoing shall be borne by Grantors. Each Grantor further agrees not to abandon any material Trademark, Patent, Copyright, or Intellectual Property License.

(iii)       Grantors acknowledge and agree that Secured Parties shall have no duties with respect to the Trademarks, Patents, Copyrights, or Intellectual Property Licenses. Without limiting the generality of this Section 6(g), Grantors acknowledge and agree that no Secured Party shall be under any obligation to take any steps necessary to preserve rights in the Trademarks, Patents, Copyrights, or Intellectual Property Licenses against any other Person, but any Secured Party may do so at its option from and after the occurrence and during the continuance of an Event of Default, and all expenses incurred in connection therewith (including fees and expenses of attorneys and other professionals) shall be for the sole account of the Grantors and shall be deemed to be Secured Obligations.

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(h)             Investment Related Property.

(i)          If any Grantor shall receive or become entitled to receive any Pledged Interests after the date hereof, it shall promptly (and in any event within 2 Business Days of receipt thereof) identify such Pledged Interests in a written notice to Secured Parties;

(ii)         All sums of money and property paid or distributed in respect of the Investment Related Property pledged hereunder which are received by any Grantor shall be held by the Grantors in trust for the benefit of Secured Parties segregated from such Grantor’s other property, and such Grantor shall deliver it forthwith to the Secured Parties in the exact form received;

(iii)        Each Grantor shall promptly deliver to Secured Parties a copy of each notice or other communication received by it in respect of any Pledged Interests;

(iv)       No Grantor shall make or consent to any material amendment or other modification or waiver with respect to any Pledged Interests, Pledged Operating Agreement, or Pledged Partnership Agreement, or enter into any agreement or permit to exist any restriction with respect to any Pledged Interests;

(v)        Each Grantor agrees that it will cooperate with Secured Parties in obtaining all necessary approvals and making all necessary filings under federal, state, local, or foreign law in connection with the Security Interests on the Investment Related Property pledged hereunder or any sale or transfer thereof; and

(vi)       As to all limited liability company or partnership interests issued under any Pledged Operating Agreement or Pledged Partnership Agreement, each Grantor hereby represents, warrants and covenants that the Pledged Interests issued pursuant to such agreement (A) are not and shall not be dealt in or traded on securities exchanges or in securities markets, (B) do not and will not constitute investment company securities, and (C) are not and will not be held by such Grantor in a securities account. In addition, none of the Pledged Operating Agreements, the Pledged Partnership Agreements, or any other agreements governing any of the Pledged Interests issued under any Pledged Operating Agreement or Pledged Partnership Agreement, provide or shall provide that such Pledged Interests are securities governed by Article 8 of the Uniform Commercial Code as in effect in any relevant jurisdiction.

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(i)               Transfers and Other Liens. Grantors shall not (i) sell, lease, license, assign (by operation of law or otherwise), transfer or otherwise dispose of, or grant any option with respect to, any of the Collateral, except as expressly permitted by this Agreement and the other Transaction Documents, or (ii) create or permit to exist any Lien upon or with respect to any of the Collateral of any of Grantors, except for Permitted Liens. The inclusion of Proceeds in the Collateral shall not be deemed to constitute consent by any Secured Party to any sale or other disposition of any of the Collateral except as expressly permitted in this Agreement or the other Transaction Documents. Notwithstanding anything contained in this Agreement to the contrary, Permitted Liens shall not be permitted with respect to any Pledged Interests.

(j)               Preservation of Existence.  Each Grantor shall maintain and preserve its existence, rights and privileges, and become or remain duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary.

(k)               Maintenance of Properties. Each Grantor shall maintain and preserve all of its properties which are necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted, and comply at all times with the provisions of all leases to which it is a party as lessee or under which it occupies property, so as to prevent any loss or forfeiture thereof or thereunder.

(l)               Maintenance of Insurance. Each Grantor shall maintain insurance with responsible and reputable insurance companies or associations (including, without limitation, comprehensive general liability, property, hazard, rent and business interruption insurance) with respect to all of its assets and properties (including, without limitation, all real properties leased or owned by it and any and all Inventory and Equipment) and business, in such amounts and covering such risks as is required by any governmental authority having jurisdiction with respect thereto or as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated, in each case, acceptable to the Secured Parties.

(m)             Additional Grantors. Each Grantor shall cause each Subsidiary of such Grantor to immediately become a party hereto (an “Additional Grantor”), by executing and delivering an Additional Grantor Joinder in substantially the form of Annex A attached hereto (the “Additional Grantor Joinder”) and comply with the provisions hereof applicable to the Grantors. Concurrent therewith, the Additional Grantor shall deliver replacement schedules for, or supplements to all other Schedules to (or referred to in) this Agreement, as applicable, which replacement schedules shall supersede, or supplements shall modify, the Schedules then in effect. The Additional Grantor shall also deliver such opinions of counsel, authorizing resolutions, good standing certificates, incumbency certificates, organizational documents, financing statements and other information and documentation as the Agent may reasonably request. Upon delivery of the Additional Grantor Joinder to the Secured Parties, the Additional Grantor shall be and become a party to this Agreement with the same rights and obligations as the Grantors, for all purposes hereof as fully and to the same extent as if it were an original signatory hereto and shall be deemed to have made the representations, warranties and covenants set forth herein as of the date of execution and delivery of such Additional Grantor Joinder, and all references herein to the “Grantors” shall be deemed to include each Additional Grantor

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(n)             Other Actions as to Any and All Collateral. Each Grantor shall promptly (and in any event within 5 Business Days of acquiring or obtaining such Collateral) notify Secured Parties in writing upon (i) acquiring or otherwise obtaining any Collateral after the date hereof consisting of Trademarks, Patents, registered Copyrights, Intellectual Property Licenses, Investment Related Property, Chattel Paper (electronic, tangible or otherwise), documents (as defined in Article 9 of the Code), promissory notes (as defined in the Code), or instruments (as defined in the Code) or (ii) any amount payable under or in connection with any of the Collateral being or becoming evidenced after the date hereof by any Chattel Paper, documents, promissory notes, or instruments and, in each such case upon the request of any Secured Party, promptly execute such other documents, or if applicable, deliver such Chattel Paper, other documents or certificates evidencing any Investment Related Property and do such other acts or things deemed necessary or desirable by any Secured Party to protect Secured Parties’ respective Security Interests therein.

7.            Relation to Other Transaction Documents. The provisions of this Agreement shall be read and construed with the Transaction Documents referred to below in the manner so indicated.

(a)             Securities Purchase Agreement and Notes. In the event of any conflict between any provision in this Agreement and any provision in the Securities Purchase Agreement or Notes, such provision of the Securities Purchase Agreement or Notes shall control, except to the extent the applicable provision in this Agreement is more restrictive with respect to the rights of Grantors or imposes more burdensome or additional obligations on Grantors, in which event the applicable provision in this Agreement shall control.

(b)             Patent, Trademark, Copyright Security Agreements. The provisions of the Copyright Security Agreements, Trademark Security Agreements, and Patent Security Agreements are supplemental to the provisions of this Agreement, and nothing contained in the Copyright Security Agreements, Trademark Security Agreements or the Patent Security Agreements shall limit any of the rights or remedies of any Secured Party hereunder.

(c)              UK Security Agreement. The provisions of the UK Security Agreement are supplemental to the provisions of this Agreement, and nothing contained in the UK Security Agreement shall limit any of the rights or remedies of any Secured Party hereunder.

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8.           Further Assurances.

(a)              Each Grantor agrees that from time to time, at its own expense, such Grantor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or that any Secured Party may reasonably request, in order to perfect and protect the Security Interests granted or purported to be granted hereby or to enable any Secured Party to exercise and enforce its rights and remedies hereunder with respect to any of the Collateral.

(b)             Each Grantor authorizes the filing by any Secured Party of financing or continuation statements, or amendments thereto, and such Grantor will execute and deliver to such Secured Party such other instruments or notices, as may be necessary or as such Secured Party may reasonably request, in order to perfect and preserve the Security Interests granted or purported to be granted hereby.

(c)             Each Grantor authorizes any Secured Party at any time and from time to time to file, transmit, or communicate, as applicable, financing statements and amendments (i) describing the Collateral as “all personal property of debtor” or “all assets of debtor” or words of similar effect, (ii) describing the Collateral as being of equal or lesser scope or with greater detail, or (iii) that contain any information required by part 5 of Article 9 of the Code for the sufficiency or filing office acceptance. Each Grantor also hereby ratifies any and all financing statements or amendments previously filed by any Secured Party in any jurisdiction.

(d)             Each Grantor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement filed in connection with this Agreement without the prior written consent of each Secured Party affected thereby, subject to such Grantor’s rights under Section 9-509(d)(2) of the Code.

(e)             Each Grantor shall permit each Secured Party or its employees, accountants, attorneys or agents, to examine and inspect any Collateral or any other property of such Grantor at any time during ordinary business hours.

9.          Secured Parties’ Right to Perform Contracts, Exercise Rights, etc. Upon the occurrence and during the continuance of an Event of Default, any Secured Party (a) may proceed to perform any and all of the obligations of any Grantor contained in any contract, lease, or other agreement and exercise any and all rights of any Grantor therein contained as fully as such Grantor itself could, (b) shall have the right to use any Grantor’s rights under Intellectual Property Licenses in connection with the enforcement of the Secured Party’s rights hereunder, including the right to prepare for sale and sell any and all Inventory and Equipment now or hereafter owned by any Grantor and now or hereafter covered by such licenses, and (c) shall have the right to request that any Stock that is pledged hereunder be registered in the name of such Secured Party or any of its nominees.

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10.        Secured Parties Appointed Attorney-in-Fact. Until the discharge of all Secured Obligations hereunder, each Grantor, hereby irrevocably appoints each Secured Party as the attorney-in-fact of such Grantor with full authority in the place and stead of such Grantor and in the name of such Grantor, the Secured Party or otherwise, at such time as an Event of Default has occurred and is continuing, to take any action and to execute any instrument which such Secured Party may reasonably deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation:

(a)              to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in connection with any Collateral of such Grantor or New Subsidiary;

(b)             to receive and open all mail addressed to such Grantor or New Subsidiary and to notify postal authorities to change the address for the delivery of mail to such Grantor or New Subsidiary to that of such Secured Party;

(c)             to receive, indorse, and collect any drafts or other instruments, documents, Negotiable Collateral or Chattel Paper;

(d)             to file any claims or take any action or institute any proceedings which such Secured Party may deem necessary or desirable for the collection of any of the Collateral of such Grantor or New Subsidiary or otherwise to enforce the rights of any Secured Party with respect to any of the Collateral;

(e)              to repair, alter, or supply goods, if any, necessary to fulfill in whole or in part the purchase order of any Person obligated to such Grantor or New Subsidiary in respect of any Account of such Grantor or New Subsidiary;

(f)              to use any labels, Patents, Trademarks, trade names, URLs, domain names, industrial designs, Copyrights, customer lists, advertising matter or other industrial or intellectual property rights, in advertising for sale and selling Inventory and other Collateral and to collect any amounts due under Accounts, contracts or Negotiable Collateral of such Grantor or New Subsidiary; and

(g)             such Secured Party shall have the right, but shall not be obligated, to bring suit in its own name to enforce the Trademarks, Patents, Copyrights and Intellectual Property Licenses and, if such Secured Party shall commence any such suit, the appropriate Grantor or New Subsidiary shall, at the request of such Secured Party, do any and all lawful acts and execute any and all proper documents reasonably required by such Secured Party in aid of such enforcement.

To the extent permitted by law, each Grantor hereby ratifies, for itself and each of its New Subsidiaries, all that such attorney-in-fact shall lawfully do or cause to be done by virtue hereof. Such power-of-attorney granted pursuant to this Section 10 is coupled with an interest and shall be irrevocable until this Agreement is terminated.

11.        Secured Parties May Perform. If any Grantor fails to perform any agreement contained herein, any Secured Party may itself perform, or cause performance of, such agreement, and the reasonable expenses of such Secured Party incurred in connection therewith shall be payable, jointly and severally, by Grantors.

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12.        Secured Parties’ Duties; Bailee for Perfection. The powers conferred on Secured Parties hereunder are solely to protect the Secured Parties’ respective interests in the Collateral and shall not impose any duty upon any Secured Party in favor of any Grantor or any other Secured Party to exercise any such powers. Except for the safe custody of any Collateral in its actual possession and the accounting for moneys actually received by it hereunder, no Secured Party shall have any duty to any Grantor or any other Secured Party as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. A Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its actual possession if such Collateral is accorded treatment substantially equal to that which such Secured Party accords its own property. Each Secured Party agrees that, with respect to any Collateral at any time or times in its possession and in which any other Secured Party has a Lien, the Secured Party in possession of any such Collateral shall be the bailee of each other Secured Party solely for purposes of perfecting (to the extent not otherwise perfected) each other Secured Party’s Lien in such Collateral, provided that no Secured Party shall be obligated to obtain or retain possession of any such Collateral. Without limiting the generality of the foregoing, Secured Parties and Grantors hereby agree that any Secured Party that is in possession of any Collateral at such time as the Secured Obligations owing to such Secured Party have been paid in full may re-deliver such Collateral to the applicable Grantor or, if requested by any Secured Party prior to such re-delivery, may deliver such Collateral (unless otherwise restricted by applicable law or court order and subject in all events to the receipt of an indemnification of all liabilities arising from such delivery) to the requesting Secured Party, without recourse to or representation or warranty by the Secured Party in such possession.

13.         Collection of Accounts, General Intangibles and Negotiable Collateral. At any time upon the occurrence and during the continuation of an Event of Default, any Secured Party may (a) notify Account Debtors of any Grantor that the Accounts, General Intangibles, Chattel Paper or Negotiable Collateral have been assigned to such Secured Party or that such Secured Party has a security interest therein, and (b) collect the Accounts, General Intangibles and Negotiable Collateral directly, and any collection costs and expenses shall constitute part of the Secured Obligations.

14.        Disposition of Pledged Interests by Secured Party. None of the Pledged Interests existing as of the date of this Agreement are, and none of the Pledged Interests hereafter acquired on the date of acquisition thereof will be, registered or qualified under the various federal, state or other securities laws of the United States or any other jurisdiction, and disposition thereof after an Event of Default may be restricted to one or more private (instead of public) sales in view of the lack of such registration. Each Grantor understands that in connection with such disposition, any Secured Party may approach only a restricted number of potential purchasers and further understands that a sale under such circumstances may yield a lower price for the Pledged Interests than if the Pledged Interests were registered and qualified pursuant to federal, state and other securities laws and sold on the open market. Each Grantor, therefore, agrees that: (a) if a Secured Party shall, pursuant to the terms of this Agreement, sell or cause the Pledged Interests or any portion thereof to be sold at a private sale, such Secured Party shall have the right to rely upon the advice and opinion of any nationally recognized brokerage or investment firm (but shall not be obligated to seek such advice and the failure to do so shall not be considered in determining the commercial reasonableness of such action) as to the best manner in which to offer the Pledged Interest or any portion thereof for sale and as to the best price reasonably obtainable at the private sale thereof; and (b) such reliance shall be conclusive evidence that such Secured Party has handled the disposition in a commercially reasonable manner.

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15.         Voting Rights.

(a)              Upon the occurrence and during the continuation of an Event of Default, (i) any Secured Party may, at its option, and with 2 Business Days prior notice to any Grantor, and in addition to all rights and remedies available to Secured Parties under any other agreement, at law, in equity, or otherwise, exercise all voting rights, and all other ownership or consensual rights in respect of the Pledged Interests owned by such Grantor, but under no circumstances is any Secured Party obligated by the terms of this Agreement to exercise such rights, and (ii) if such Secured Party duly exercises its right to vote any of such Pledged Interests, each Grantor hereby appoints such Secured Party as such Grantor’s true and lawful attorney-in-fact and IRREVOCABLE PROXY to vote such Pledged Interests in any manner that such Secured Party deems advisable for or against all matters submitted or which may be submitted to a vote of shareholders, partners or members, as the case may be. Such power-of-attorney granted pursuant to this Section 15 is coupled with an interest and shall be irrevocable until this Agreement is terminated.

(b)             For so long as any Grantor shall have the right to vote the Pledged Interests owned by it, such Grantor covenants and agrees that it will not, without the prior written consent of Secured Parties, vote or take any consensual action with respect to such Pledged Interests which would materially or adversely affect the rights of Secured Parties exercising the voting rights owned by such Grantor or the value of the Pledged Interests.

16.         Remedies.      Upon the occurrence and during the continuance of an Event of Default:

(a)              Any Secured Party may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein, in the other Transaction Documents, or otherwise available to it, all the rights and remedies of a secured party on default under the Code or any other applicable law. Without limiting the generality of the foregoing, each Grantor expressly agrees that, in any such event, any Secured Party without any demand, advertisement, or notice of any kind (except a notice specified below of time and place of public or private sale) to or upon any Grantor or any other Person (all and each of which demands, advertisements and notices are hereby expressly waived to the maximum extent permitted by the Code or by any other applicable law), may take immediate possession of all or any portion of the Collateral and (i) require Grantors to, and each Grantor hereby agrees that it will at its own expense and upon request of such Secured Party forthwith, assemble all or part of the Collateral as directed by such Secured Party and make it available to such Secured Party at one or more locations where such Grantor regularly maintains Inventory, and (ii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of such Secured Party’s offices or elsewhere, for cash, on credit, and upon such other terms as such Secured Party may deem commercially reasonable. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least 10 days notice to any Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification and specifically such notice shall constitute a reasonable “authenticated notification of disposition” within the meaning of Section 9-611 of the Code. No Secured Party shall be obligated to make any sale of Collateral regardless of notice of sale having been given. Any Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

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(b)             Each Secured Party is hereby granted a license or other right to use, without liability for royalties or any other charge, each Grantor’s labels, Patents, Copyrights, rights of use of any name, trade secrets, trade names, Trademarks, service marks and advertising matter, URLs, domain names, industrial designs, other industrial or intellectual property or any property of a similar nature, whether owned by any Grantor or with respect to which any Grantor has rights under license, sublicense, or other agreements (but only to the extent (i) such license, sublicense or agreement does not prohibit such use by such Secured Party and (ii) such Grantor will not be in default under such license, sublicense, or other agreement as a result of such use by such Secured Party), as it pertains to the Collateral, in preparing for sale, advertising for sale and selling any Collateral, and each Grantor’s rights under all licenses and all franchise agreements shall inure to the benefit of such Secured Party.

(c)             Any cash held by any Secured Party as Collateral and all proceeds received by any Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall be applied against the Secured Obligations in the order set forth in Section 17 hereof. In the event the proceeds of Collateral are insufficient for the Satisfaction in Full of the Secured Obligations (as defined below), each Grantor shall remain jointly and severally liable for any such deficiency.

(d)             Each Grantor hereby acknowledges that the Secured Obligations arose out of a commercial transaction, and agrees that if an Event of Default shall occur and be continuing any Secured Party shall have the right to an immediate writ of possession without notice of a hearing. Each Secured Party shall have the right to the appointment of a receiver for the properties and assets of each Grantor, and each Grantor hereby consents to such rights and such appointment and hereby waives any objection such Grantor may have thereto or the right to have a bond or other security posted by any Secured Party.

(e)             Notwithstanding anything in this Agreement to the contrary, each Secured Party agrees that it will not exercise any remedy provided for under this Agreement with respect to all or any portion of the Collateral unless such Secured Party is a Permitted Secured Party (provided that the foregoing shall not prevent any Secured Party from commencing or participating in any Insolvency Proceeding or taking any action (other than with respect to the Collateral) to enforce the payment or performance of any Grantors’ obligations under any of the Notes, Guaranties or other Transaction Documents). This Section 16(e) is not intended to confer any rights or benefits upon Grantors, or any of them, or any other Person except Secured Parties, and no Person (including any or all Grantors) other than Secured Parties shall have any right to enforce any of the provisions of this Section 16(e). As between Grantors, or any of them, and any Secured Party, any action that such Secured Party may take under this Agreement shall be conclusively presumed to have been authorized and approved by the other Secured Parties.

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(f)              Each Secured Party may, in addition to other rights and remedies provided for herein, in the other Transaction Documents, or otherwise available to it under applicable law and without the requirement of notice to or upon any Grantor or any other Person (which notice is hereby expressly waived to the maximum extent permitted by the Code or any other applicable law), (i) with respect to any Grantor’s Deposit Accounts in which any such Secured Party’s Liens are perfected by control under Section 9-104 of the Code, instruct the bank maintaining such Deposit Account for the applicable Grantor to pay the balance of such Deposit Account to or for the benefit of such Secured Party, and (ii) with respect to any Grantor’s Securities Accounts in which such Secured Party’s Liens are perfected by control under Section 9-106 of the Code, instruct the securities intermediary maintaining such Securities Account for the applicable Grantor to (A) transfer any cash in such Securities Account to or for the benefit of such Secured Party, or (B) liquidate any financial assets in such Securities Account that are customarily sold on a recognized market and transfer the cash proceeds thereof to or for the benefit of such Secured Party.

17.        Priority of Liens; Application of Proceeds of Collateral. Each Secured Party hereby acknowledges and agrees that, notwithstanding the time or order of the filing of any financing statement or other registration or document with respect to the Collateral and the Security Interests, or any provision of this Agreement, any other Security Document, the Code or other applicable law, solely as amongst the Secured Parties, the separate Security Interests of the Secured Parties shall have the same rank and priority; provided, that, the foregoing shall not apply to any Security Interest of a Secured Party that is void or voidable as a matter of law. In furtherance thereof, all proceeds of Collateral received by any Secured Party shall be applied as follows:

(a)             first, ratably to pay any expenses due to any of the Secured Parties (including, without limitation, the reasonable costs and expenses paid or incurred by any Secured Party to correct any default under or enforce any provision of the Transaction Documents, or after the occurrence of any Event of Default in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral, or any portion thereof, irrespective of whether a sale is consummated) or indemnities then due to any of the Secured Parties under the Transaction Documents, until paid in full;

(b)             second, ratably to pay any fees or premiums then due to any of the Secured Parties under the Transaction Documents, until paid in full;

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(c)              third, ratably to pay interest due in respect of the Secured Obligations then due to any of the Secured Parties, until paid in full;

(d)             fourth, ratably to pay the principal amount of all Secured Obligations then due to any of the Secured Parties, until paid in full;

(e)              fifth, ratably to pay any other Secured Obligations then due to any of the Secured Parties; and

(f)              sixth, to Grantors or such other Person entitled thereto under applicable law.

18.        Remedies Cumulative. Each right, power, and remedy of any Secured Party as provided for in this Agreement or in any other Transaction Document or now or hereafter existing at law or in equity or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power, or remedy provided for in this Agreement or in the other Transaction Documents or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by any Secured Party, of any one or more of such rights, powers, or remedies shall not preclude the simultaneous or later exercise by such Secured Party of any or all such other rights, powers, or remedies. Each Grantor acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to each Secured Party and that the remedy at law for any such breach may be inadequate. Each Grantor therefore agrees that, in the event of any breach or any threatened breach, each Secured Party shall be entitled, in addition to all other available remedies, to an injunction restraining any such breach or any such threatened breach, without the necessity of showing economic loss and without any bond or other security being required.

19.        Marshaling. No Secured Party shall be required to marshal any present or future collateral security (including but not limited to the Collateral) for, or other assurances of payment of, the Secured Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of its rights and remedies hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights and remedies, however existing or arising. To the extent that it lawfully may, each Grantor hereby agrees that it will not invoke any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of any Secured Party’s rights and remedies under this Agreement or under any other instrument creating or evidencing any of the Secured Obligations or under which any of the Secured Obligations is outstanding or by which any of the Secured Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, each Grantor hereby irrevocably waives the benefits of all such laws.

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20.         Acknowledgment.

(a)              Each Secured Party hereby agrees and acknowledges that no other Secured Party has agreed to act for it as an administrative or collateral agent, and each Secured Party is and shall remain solely responsible for the attachment, perfection and priority of all Liens created by this Agreement or any other Security Document in favor of such Secured Party. No Secured Party shall have by reason of this Agreement or any other Transaction Document an agency or fiduciary relationship with any other Secured Party. No Secured Party (which term, as used in this sentence, shall include reference to each Secured Party’s officers, directors, employees, attorneys, agents and affiliates and to the officers, directors, employees, attorneys and agents of such Secured Party’s affiliates) shall: (i) have any duties or responsibilities except those expressly set forth in this Agreement and the other Security Documents or (ii) be required to take, initiate or conduct any enforcement action (including any litigation, foreclosure or collection proceedings hereunder or under any of the other Security Documents). Without limiting the foregoing, no Secured Party shall have any right of action whatsoever against any other Secured Party as a result of such Secured Party acting or refraining from acting hereunder or under any of the Security Documents except as a result and to the extent of losses caused by such Secured Party’s actual gross negligence or willful misconduct (it being understood and agreed by each Secured Party that the delivery by any Significant Secured Party of one or more Veto Notices shall not be deemed to be or construed as gross negligence or willful misconduct on the part of the Secured Party delivering any such Veto Notice). No Secured Party assumes any responsibility for any failure or delay in performance or breach by any Grantor or any Secured Party of its obligations under this Agreement or any other Transaction Document. No Secured Party makes to any other Secured Party any express or implied warranty, representation or guarantee with respect to any Secured Obligations, Collateral, Transaction Document or Grantor. No Secured Party nor any of its officers, directors, employees, attorneys or agents shall be responsible to any other Secured Party or any of its officers, directors, employees, attorneys or agents for: (i) any recitals, statements, information, representations or warranties contained in any of the Transaction Documents or in any certificate or other document furnished pursuant to the terms hereof; (ii) the execution, validity, genuineness, effectiveness or enforceability of any of the Transaction Documents; (iii) the validity, genuineness, enforceability, collectability, value, sufficiency or existence of any Collateral, or the attachment, perfection or priority of any Lien therein; or (iv) the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any Grantor or any Account Debtor. No Secured Party nor any of its officers, directors, employees, attorneys or agents shall have any obligation to any other Secured Party to ascertain or inquire into the existence of any default or Event of Default, the observance or performance by any Grantor of any of the duties or agreements of such Grantor under any of the Transaction Documents or the satisfaction of any conditions precedent contained in any of the Transaction Documents.

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(b)             Each Secured Party hereby acknowledges and represents that it has, independently and without reliance upon any other Secured Party, and based upon such documents, information and analyses as it has deemed appropriate, made its own credit analysis of each Grantor and its own decision to enter into the Transaction Documents and to purchase the Securities, and each Secured Party has made such inquiries concerning the Transaction Documents, the Collateral and each Grantor as such Secured Party feels necessary and appropriate, and has taken such care on its own behalf as would have been the case had it entered into the Transaction Documents without any other Secured Party. Each Secured Party hereby further acknowledges and represents that the other Secured Parties have not made any representations or warranties to it concerning any Grantor, any of the Collateral or the legality, validity, sufficiency or enforceability of any of the Transaction Documents. Each Secured Party also hereby acknowledges that it will, independently and without reliance upon the other Secured Parties, and based upon such financial statements, documents and information as it deems appropriate at the time, continue to make and rely upon its own credit decisions in taking or refraining to take any other action under this Agreement or the Transaction Documents. No Secured Party shall have any duty or responsibility to provide any other Secured Party with any notices, reports or certificates furnished to such Secured Party by any Grantor or any credit or other information concerning the affairs, financial condition, business or assets of any Grantor (or any of its affiliates) which may come into possession of such Secured Party.

21.         Indemnity and Expenses.

(a)              Without limiting any obligations of Parent under the Securities Purchase Agreement, each Grantor agrees to indemnify all Secured Parties from and against all claims, lawsuits and liabilities (including reasonable attorneys’ fees) arising out of or resulting from this Agreement (including enforcement of this Agreement) or any other Transaction Document, except claims, losses or liabilities resulting from the gross negligence or willful misconduct of the party seeking indemnification as determined by a final non-appealable order of a court of competent jurisdiction. This provision shall survive the termination of this Agreement and the Transaction Documents and the Satisfaction in Full of the Secured Obligations.

(b)             Grantors, jointly and severally, shall, upon demand, pay to each Secured Party all of the costs and expenses which such Secured Party may incur in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or, upon an Event of Default, the sale of, collection from, or other realization upon, any of the Collateral in accordance with this Agreement and the other Transaction Documents, (iii) the exercise or enforcement of any of the rights of such Secured Party hereunder or (iv) the failure by any Grantor to perform or observe any of the provisions hereof.

22.        Merger, Amendments; Etc. THIS AGREEMENT, TOGETHER WITH THE OTHER TRANSACTION DOCUMENTS, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES SOLELY WITH RESPECT TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN AGREEMENTS BETWEEN THE PARTIES. No provision of this Agreement may be amended other than by an instrument in writing signed by each Grantor and each Significant Secured Party, and any amendment to any provision of this Agreement made in conformity with the provisions of this Section 22 shall be binding on all Secured Parties, provided that no such amendment shall be effective to the extent that it (1) applies to less than all of the Secured Parties or (2) imposes any obligation or liability on any Secured Party without such Secured Party’s prior written consent (which may be granted or withheld in such Secured Party’s sole discretion). No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party, provided that all of the Significant Secured Parties (in a writing signed by all of the Significant Secured Parties) may waive any provision of this Agreement, and any waiver of any provision of this Agreement made in conformity with the provisions of this Section 22 shall be binding on all Secured Parties, provided that no such waiver shall be effective to the extent that it (1) applies to less than all the Secured Parties (unless a party gives a waiver as to itself only) or (2) imposes any obligation or liability on any Secured Party without such Secured Party’s prior written consent (which may be granted or withheld in such Secured Party’s sole discretion).

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23.         Addresses for Notices. All notices and other communications provided for hereunder (a) shall be given in the form and manner set forth in the Securities Purchase Agreement and (b) shall be delivered, (i) in the case of notice to any Grantor, by delivery of such notice to Parent at Parent’s address specified in the Securities Purchase Agreement or at such other address as shall be designated by Parent in a written notice to each of the Secured Parties in accordance with the provisions thereof, and (ii) in the case of notice to any Secured Party, by delivery of such notice to such Secured Party at its address specified in the Securities Purchase Agreement or at such other address as shall be designated by such Secured Party in a written notice to Parent and each other Secured Party in accordance with the provisions thereof.

24.         Separate, Continuing Security Interests; Assignments under Transaction Documents. This Agreement shall create a separate, continuing security interest in the Collateral in favor of each Secured Party and shall (a) remain in full force and effect until Satisfaction in Full of the Secured Obligations, (b) be binding upon each of Grantors, and their respective permitted successors and permitted assigns, and (c) inure to the benefit of, and be enforceable by, the Secured Parties and their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), any Secured Party may, in accordance with the provisions of the Transaction Documents, assign or otherwise transfer all or any portion of its rights and obligations under the Transaction Documents to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Secured Party herein or otherwise. Upon Satisfaction in Full of the Secured Obligations, the Security Interests granted hereby shall terminate and all rights to the Collateral shall revert to Grantors or any other Person entitled thereto. At such time, each Secured Party will authorize the filing of appropriate termination statements to terminate such Security Interests. No transfer or renewal, extension, assignment, or termination of this Agreement or any other Transaction Document, or any other instrument or document executed and delivered by any Grantor to any Secured Party nor any additional loans made by any Secured Party to any Grantor, nor the taking of further security, nor the retaking or re-delivery of the Collateral to Grantors, or any of them, by any Secured Party, nor any other act of Secured Parties, or any of them, shall release any of Grantors from any obligation, except a release or discharge executed in writing by all Secured Parties; provided, however, that no release or discharge in writing shall be required in respect of the release of the Security Interests granted by this Agreement upon the Satisfaction in Full of the Secured Obligations. No Secured Party shall by any act, delay, omission or otherwise, be deemed to have waived any of its rights or remedies hereunder, unless such waiver is in writing and signed by such Secured Party and then only to the extent therein set forth. A waiver by any Secured Party of any right or remedy on any occasion shall not be construed as a bar to the exercise of any such right or remedy which such Secured Party would otherwise have had on any other occasion.

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25.         Governing Law; Jurisdiction; Service of Process; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper; provided, however, any suit seeking enforcement against any Collateral or other property may be brought, at any Secured Party’s option, in the courts of any jurisdiction where such Secured Party elects to bring such action or where such Collateral or other property may be found. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Without limitation of the foregoing, each Grantor other than Parent hereby irrevocably appoints Parent as such Grantor’s agent for purposes of receiving and accepting any service of process hereunder or under any of the other Security Documents. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

26.         Miscellaneous.

(a)              This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof. Any party delivering an executed counterpart of this Agreement by facsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. The foregoing shall apply to each other Security Document mutatis mutandis.

(b)             Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.

(c)              Headings used in this Agreement are for convenience only and shall not be used in connection with the interpretation of any provision hereof.

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(d)              The pronouns used herein shall include, when appropriate, either gender and both singular and plural, and the grammatical construction of sentences shall conform thereto.

(e)              The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. For clarification purposes, the Recitals are part of this Agreement.

(f)              Unless the context of this Agreement or any other Transaction Document clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms “includes” and “including” are not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Agreement or any other Transaction Document refer to this Agreement or such other Transaction Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Transaction Document, as the case may be. Section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified. Any reference in this Agreement or in any other Transaction Document to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). “Satisfaction in Full of the Secured Obligations” shall mean the indefeasible payment in full in cash and discharge, or other satisfaction in accordance with the terms of the Transaction Documents and discharge, of all Secured Obligations in full. For the avoidance of doubt, the “Satisfaction in Full of the Secured Obligations” shall be deemed to have occurred upon the indefeasible payment in full and discharge, or other satisfaction, of (i) the Notes in accordance with their terms and (ii) all other Secured Obligations as of such date. Any reference herein to any Person shall be construed to include such Person’s permitted successors and permitted assigns. Any requirement of a writing contained herein or in any other Transaction Document shall be satisfied by the transmission of a Record and any Record so transmitted shall constitute a representation and warranty as to the accuracy and completeness of the information contained therein.

(g)              All dollar amounts referred to in this Agreement and the other Transaction Documents are in United States Dollars (“U.S. Dollars”), and all amounts owing under this Agreement and all other Transaction Documents shall be paid in U.S. Dollars. All amounts denominated in other currencies shall be converted into the U.S. Dollar equivalent amount in accordance with the Exchange Rate on the date of calculation. “Exchange Rate” means, in relation to any amount of currency to be converted into U.S. Dollars pursuant to this Agreement, the U.S. Dollar exchange rate as published in the Wall Street Journal on the relevant date of calculation.

[signature pages follow]

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IN WITNESS WHEREOF, the undersigned parties hereto have executed this Agreement by and through their duly authorized officers, as of the day and year first above written.

GRANTORS:	MORRIA BIOPHARMACEUTICALS PLC

	By:	/s/ YUVAL COHEN
Name: Yuval Cohen
Title: President

MORRIA BIOPHARMACEUTICALS INC.

	By:	/s/ YUVAL COHEN
Name: Yuval Cohen
Title: President

[SECURITY AGREEMENT]

SECURED PARTIES:	IROQUOIS MASTER FUND LTD.

/s/ JOSHUA SILVERMAN
By: Joshua Silverman, Authorized Signatory

ALPHA CAPITAL ANSTALT

/s/ KONRAD ACKERMAN
By: Konrad Ackerman, Director

[SECURITY AGREEMENT]

SCHEDULE 1

COMMERCIAL TORT CLAIMS

SCHEDULE 2

COPYRIGHTS

SCHEDULE 3

INTELLECTUAL PROPERTY LICENSES

SCHEDULE 4

PATENTS

SCHEDULE 5

PLEDGED COMPANIES

Name of Pledgor	Name of Pledged Company	Percentage of Class Owned
[100% of Common Stock]
[100% of Common Stock]
[100% of Common Stock]
[100% of Common Stock]
[100% of Common Stock]

* The security interest in the Pledged Interests listed on this Schedule 5 will be perfected on the Closing Date by the delivery to Iroquois Master Fund Ltd. of all certificates representing the Pledged Interests of such Pledged Companies now owned by such Grantor to the extent such Pledged Interests are represented by certificates, and undated powers endorsed in blank with respect to such certificates.

SCHEDULE 6

TRADEMARKS

Grantor	Description of Trademark	Registration Number	Issue Date

SCHEDULE 7

REAL PROPERTY

Owned Real Property:

Leased Real Property:

Other Collateral Location:

Chief Executive Office of Each Grantor:

SCHEDULE 8

LIST OF UNIFORM COMMERCIAL CODE FILING JURISDICTIONS

Grantor	Jurisdictions

SCHEDULE 9

DEPOSIT ACCOUNTS AND SECURITIES ACCOUNTS

Deposit Accounts

Grantor	Name of Depositary Bank	Account Number	Account Name

Securities Accounts

Grantor	Share of Securities Intermediary	Account Number	Account Name

EXHIBIT A

COPYRIGHT SECURITY AGREEMENT

This COPYRIGHT SECURITY AGREEMENT (this “Copyright Security Agreement”) is made this __ day of March 2012, by the Grantors listed on the signature pages hereof (collectively, jointly and severally, “Grantors” and each individually “Grantor”), in favor of the Secured Parties under and as defined in the below-described Security Agreement.

RECITALS

WHEREAS, pursuant to that certain Securities Purchase Agreement, dated as of March __, 2012 (as may be amended, restated, supplemented, or otherwise modified from time to time, including all schedules thereto, collectively, the “Securities Purchase Agreement”), by and among Morria Biopharmaceuticals PLC, a public limited company formed under the laws of England and Wales (“Parent”), and each of the Secured Parties, Parent has agreed to sell, and each of the Secured Parties have each agreed to purchase, severally and not jointly, the Securities (as defined in the Securities Purchase Agreement); and

WHEREAS, in order to induce each of the Secured Parties to purchase, severally and not jointly, the Securities as provided for in the Securities Purchase Agreement, Grantors have executed and delivered to each of the Secured Parties that certain Security Agreement of even date herewith (including all annexes, exhibits or schedules thereto, as from time to time amended, restated, supplemented or otherwise modified, the “Security Agreement”); and

WHEREAS, pursuant to the Security Agreement, Grantors are required to execute and deliver to each of the Secured Parties this Copyright Security Agreement.

AGREEMENTS

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantors hereby agree as follows:

1.          DEFINED TERMS. All capitalized terms used but not otherwise defined herein have the meanings given to them in the Security Agreement.

2.          GRANT OF SECURITY INTEREST IN COPYRIGHT COLLATERAL. Each Grantor hereby grants to each Secured Party a continuing first priority security interest in all of such Grantor’s right, title and interest in, to and under the following, whether presently existing or hereafter created or acquired (collectively, the “Copyright Collateral”):

(a)             all of each Grantor’s Copyrights and Copyright Intellectual Property Licenses to which it is a party including those referred to on Schedule I hereto;

(b)             all reissues, continuations or extensions of the foregoing; and

(c)             all products and proceeds of the foregoing, including any claim by such Grantor against third parties for past, present or future infringement or dilution of any Copyright or any Copyright licensed under any Intellectual Property License;

provided, however, that for the avoidance of doubt (and notwithstanding anything to the contrary in the Security Documents), no Security Interest shall be granted pursuant to the Security Documents in respect of any Copyrights or other Intellectual Property that are the subject matter of any Intellectual Property Licenses pursuant to which the Grantor is a licensee, except to the extent that the Grantor has rights to such Copyrights or other Intellectual Property without consideration to, and independent of, the rights provided under the related Intellectual Property Licenses.

3.          SECURITY FOR OBLIGATIONS. This Copyright Security Agreement and the Security Interests created hereby secures the payment and performance of all the Secured Obligations, whether now existing or arising hereafter. Without limiting the generality of the foregoing, this Copyright Security Agreement secures the payment of all amounts which constitute part of the Secured Obligations and would be owed by Grantors, or any of them, to Secured Parties, or any of them, whether or not they are unenforceable or not allowable due to the existence of an Insolvency Proceeding involving any Grantor.

4.           SECURITY AGREEMENT. The security interests granted pursuant to this Copyright Security Agreement are granted in conjunction with the security interests granted to Secured Parties pursuant to the Security Agreement. Each Grantor hereby acknowledges and affirms that the rights and remedies of Secured Parties with respect to their respective security interests in the Copyright Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

5.           AUTHORIZATION TO SUPPLEMENT. To the extent required under the Security Agreement, Grantors shall give Secured Parties prompt notice in writing of any additional copyright registrations or applications therefor after the date hereof. Grantors hereby authorize Secured Parties unilaterally to modify this Agreement by amending Schedule I to include any future registered copyrights or applications therefor of Grantors. Notwithstanding the foregoing, no failure to so modify this Copyright Security Agreement or amend Schedule I shall in any way affect, invalidate or detract from any Secured Party’s continuing security interest in all Collateral, whether or not listed on Schedule I.

6.           COUNTERPARTS. This Copyright Security Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof. In proving this Copyright Security Agreement or any other Transaction Document in any judicial proceedings, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom such enforcement is sought.

7.          CONSTRUCTION. Unless the context of this Copyright Security Agreement or any other Transaction Document clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms “includes” and “including” are not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Copyright Security Agreement or any other Transaction Document refer to this Copyright Security Agreement or such other Transaction Document, as the case may be, as a whole and not to any particular provision of this Copyright Security Agreement or such other Transaction Document, as the case may be. Section, subsection, clause, schedule, and exhibit references herein are to this Copyright Security Agreement unless otherwise specified. Any reference in this Copyright Security Agreement or in any other Transaction Document to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). Any reference herein to any Person shall be construed to include such Person’s permitted successors and permitted assigns. Any requirement of a writing contained herein or in any other Transaction Document shall be satisfied by the transmission of a Record and any Record so transmitted shall constitute a representation and warranty as to the accuracy and completeness of the information contained therein. The language used in this Copyright Security Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. For clarification purposes, the Recitals are part of this Copyright Security Agreement.

8.          Governing Law; Jurisdiction; Service of Process; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Copyright Security Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper; provided, however, any suit seeking enforcement against any Copyright Collateral or other property may be brought, at any Secured Party’s option, in the courts of any jurisdiction where such Secured Party elects to bring such action or where such Copyright Collateral or other property may be found. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Copyright Security Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Without limitation of the foregoing, each Grantor other than Parent hereby irrevocably appoints Parent as such Grantor’s agent for purposes of receiving and accepting any service of process hereunder or under any of the other Security Documents. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

[signature pages follow]

IN WITNESS WHEREOF, each Grantor has caused this Copyright Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

GRANTORS:	MORRIA BIOPHARMACEUTICALS PLC

By:
Name: Yuval Cohen
Title: President

MORRIA BIOPHARMACEUTICALS INC.

By:
Name:
Title:

COPYRIGHT SECURITY AGREEMENT

SCHEDULE I
to
COPYRIGHT SECURITY AGREEMENT

Copyright Registrations

Grantor	Country	Copyright	Registration No.	Registration Date

Copyright Licenses

EXHIBIT B

PATENT SECURITY AGREEMENT

This PATENT SECURITY AGREEMENT (this “Patent Security Agreement”) is made this ___ day of March 2012, by the Grantors listed on the signature pages hereof (collectively, jointly and severally, “Grantors” and each individually “Grantor”), in favor of the Secured Parties under and as defined in the below-described Security Agreement.

RECITALS

WHEREAS, pursuant to that certain Securities Purchase Agreement, dated as of March __ 2012 (as may be amended, restated, supplemented, or otherwise modified from time to time, including all schedules thereto, collectively, the “Securities Purchase Agreement”), by and among Morria Biopharmaceuticals PLC, a public limited company formed under the laws of England and Wales (“Parent”), and each of the Secured Parties, Parent has agreed to sell, and each of the Secured Parties have each agreed to purchase, severally and not jointly, the Securities (as defined in the Securities Purchase Agreement); and

WHEREAS, in order to induce each of the Secured Parties to purchase, severally and not jointly, the Securities as provided for in the Securities Purchase Agreement, Grantors have executed and delivered to each of the Secured Parties that certain Security Agreement of even date herewith (including all annexes, exhibits or schedules thereto, as from time to time amended, restated, supplemented or otherwise modified, the “Security Agreement”); and

WHEREAS, pursuant to the Security Agreement, Grantors are required to execute and deliver to each of the Secured Parties this Patent Security Agreement.

AGREEMENTS

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantors hereby agree as follows:

1.           DEFINED TERMS. All capitalized terms used but not otherwise defined herein have the meanings given to them in the Security Agreement.

2.           GRANT OF SECURITY INTEREST IN PATENT COLLATERAL. Each Grantor hereby grants to each Secured Party a continuing first priority security interest in all of such Grantor’s right, title and interest in, to and under the following, whether presently existing or hereafter created or acquired (collectively, the “Patent Collateral”):

(a)          all of its Patents and Patent Intellectual Property Licenses to which it is a party including those referred to on Schedule I hereto;

(b)           all reissues, continuations or extensions of the foregoing; and

(c)          all products and proceeds of the foregoing, including any claim by such Grantor against third parties for past, present or future infringement or dilution of any Patent or any Patent licensed under any Intellectual Property License;

provided, however, that for the avoidance of doubt (and notwithstanding anything to the contrary in the Security Documents), no Security Interest shall be granted pursuant to the Security Documents in respect of any Patents or other Intellectual Property that are the subject matter of any Intellectual Property Licenses pursuant to which the Grantor is a licensee, except to the extent that the Grantor has rights to such Patents or other Intellectual Property without consideration to, and independent of, the rights provided under the related Intellectual Property Licenses.

3.          SECURITY FOR OBLIGATIONS. This Patent Security Agreement and the Security Interests created hereby secures the payment and performance of all the Secured Obligations, whether now existing or arising hereafter. Without limiting the generality of the foregoing, this Patent Security Agreement secures the payment of all amounts which constitute part of the Secured Obligations and would be owed by Grantors, or any of them, to Secured Parties, or any of them, whether or not they are unenforceable or not allowable due to the existence of an Insolvency Proceeding involving any Grantor.

4.          SECURITY AGREEMENT. The security interests granted pursuant to this Patent Security Agreement are granted in conjunction with the security interests granted to Secured Parties pursuant to the Security Agreement. Each Grantor hereby acknowledges and affirms that the rights and remedies of Secured Parties with respect to their respective security interests in the Patent Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

5.          AUTHORIZATION TO SUPPLEMENT. If any Grantor shall obtain rights to any new patentable inventions or become entitled to the benefit of any patent application or patent for any reissue, division, or continuation, of any patent, the provisions of this Patent Security Agreement shall automatically apply thereto. To the extent required under the Security Agreement, Grantors shall give prompt notice in writing to Secured Parties with respect to any such new patent rights. Without limiting each Grantor’s obligations under this Section 5, Grantors hereby authorize Secured Parties unilaterally to modify this Agreement by amending Schedule I to include any such new patent rights of Grantors. Notwithstanding the foregoing, no failure to so modify this Patent Security Agreement or amend Schedule I shall in any way affect, invalidate or detract from any Secured Party’s continuing security interest in all Collateral, whether or not listed on Schedule I.

6.          COUNTERPARTS. This Patent Security Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof. In proving this Patent Security Agreement or any other Transaction Document in any judicial proceedings, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom such enforcement is sought.

7.           CONSTRUCTION. Unless the context of this Patent Security Agreement or any other Transaction Document clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms “includes” and “including” are not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Patent Security Agreement or any other Transaction Document refer to this Patent Security Agreement or such other Transaction Document, as the case may be, as a whole and not to any particular provision of this Patent Security Agreement or such other Transaction Document, as the case may be. Section, subsection, clause, schedule, and exhibit references herein are to this Patent Security Agreement unless otherwise specified. Any reference in this Patent Security Agreement or in any other Transaction Document to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). Any reference herein to any Person shall be construed to include such Person’s permitted successors and permitted assigns. Any requirement of a writing contained herein or in any other Transaction Document shall be satisfied by the transmission of a Record and any Record so transmitted shall constitute a representation and warranty as to the accuracy and completeness of the information contained therein. The language used in this Patent Security Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. For clarification purposes, the Recitals are part of this Patent Security Agreement.

8.          Governing Law; Jurisdiction; Service of Process; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Patent Security Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper; provided, however, any suit seeking enforcement against any Patent Collateral or other property may be brought, at any Secured Party’s option, in the courts of any jurisdiction where such Secured Party elects to bring such action or where such Patent Collateral or other property may be found. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Patent Security Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Without limitation of the foregoing, each Grantor other than Parent hereby irrevocably appoints Parent as such Grantor’s agent for purposes of receiving and accepting any service of process hereunder or under any of the other Security Documents. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

[signature pages follow]

IN WITNESS WHEREOF, each Grantor has caused this Patent Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

GRANTORS:	MORRIA BIOPHARMACEUTICALS PLC

By:
Name: Yuval Cohen
Title: President

MORRIA BIOPHARMACEUTICALS INC.

By:
Name:
Title:

SCHEDULE I
to
PATENT SECURITY AGREEMENT

Patents

Patent Licenses

EXHIBIT C

TRADEMARK SECURITY AGREEMENT

This TRADEMARK SECURITY AGREEMENT (this “Trademark Security Agreement”) is made this ___ day of March 2012, by the Grantors listed on the signature pages hereof (collectively, jointly and severally, “Grantors” and each individually “Grantor”), in favor of the Secured Parties under and as defined in the below-described Security Agreement.

RECITALS

WHEREAS, pursuant to that certain Securities Purchase Agreement, dated as of March __, 2012 (as may be amended, restated, supplemented, or otherwise modified from time to time, including all schedules thereto, collectively, the “Securities Purchase Agreement”), by and among Morria Biopharmaceuticals PLC, a public limited company formed under the laws of England and Wales (“Parent”), and each of the Secured Parties, Parent has agreed to sell, and each of the Secured Parties have each agreed to purchase, severally and not jointly, the Securities (as defined in the Securities Purchase Agreement); and

WHEREAS, in order to induce each of the Secured Parties to purchase, severally and not jointly, the Securities as provided for in the Securities Purchase Agreement, Grantors have executed and delivered to each of the Secured Parties that certain Security Agreement of even date herewith (including all annexes, exhibits or schedules thereto, as from time to time amended, restated, supplemented or otherwise modified, the “Security Agreement”); and

WHEREAS, pursuant to the Security Agreement, Grantors are required to execute and deliver to each of the Secured Parties this Trademark Security Agreement.

AGREEMENTS

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantors hereby agree as follows:

1.           DEFINED TERMS. All capitalized terms used but not otherwise defined herein have the meanings given to them in the Security Agreement.

2.           GRANT OF SECURITY INTEREST IN TRADEMARK COLLATERAL. Each Grantor hereby grants to each Secured Party a continuing first priority security interest in all of such Grantor’s right, title and interest in, to and under the following, whether presently existing or hereafter created or acquired (collectively, the “Trademark Collateral”):

(a)           all of its Trademarks and Trademark Intellectual Property Licenses to which it is a party including those referred to on Schedule I hereto;

(b)           all goodwill, trade secrets, proprietary or confidential information, technical information, procedures, formulae, quality control standards, designs, operating and training manuals, customer lists, and other General Intangibles with respect to the foregoing;

(c)         all reissues, continuations or extensions of the foregoing;

(d)         all goodwill of the business connected with the use of, and symbolized by, each Trademark and each Trademark Intellectual Property License; and

(e)         all products and proceeds of the foregoing, including any claim by such Grantor against third parties for past, present or future (i) infringement or dilution of any Trademark or any Trademark licensed under any Intellectual Property License or (ii) injury to the goodwill associated with any Trademark or any Trademark licensed under any Intellectual Property License;

provided, however, that for the avoidance of doubt (and notwithstanding anything to the contrary in the Security Documents), no Security Interest shall be granted pursuant to the Security Documents in respect of any Trademarks or other Intellectual Property that are the subject matter of any Intellectual Property Licenses pursuant to which the Grantor is a licensee, except to the extent that the Grantor has rights to such Trademarks or other Intellectual Property without consideration to, and independent of, the rights provided under the related Intellectual Property Licenses.

3.           SECURITY FOR OBLIGATIONS. This Trademark Security Agreement and the Security Interests created hereby secures the payment and performance of all the Secured Obligations, whether now existing or arising hereafter. Without limiting the generality of the foregoing, this Trademark Security Agreement secures the payment of all amounts which constitute part of the Secured Obligations and would be owed by Grantors, or any of them, to Secured Parties, or any of them, whether or not they are unenforceable or not allowable due to the existence of an Insolvency Proceeding involving any Grantor.

4.           SECURITY AGREEMENT. The security interests granted pursuant to this Trademark Security Agreement are granted in conjunction with the security interests granted to Secured Parties pursuant to the Security Agreement. Each Grantor hereby acknowledges and affirms that the rights and remedies of Secured Parties with respect to their respective security interests in the Trademark Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

5.           AUTHORIZATION TO SUPPLEMENT. If any Grantor shall obtain rights to any new trademarks, the provisions of this Trademark Security Agreement shall automatically apply thereto. To the extent required under the Security Agreement, Grantors shall give prompt notice in writing to Secured Parties with respect to any such new trademarks or renewal or extension of any trademark registration. Without limiting each Grantor’s obligations under this Section 5, Grantors hereby authorize Secured Parties unilaterally to modify this Agreement by amending Schedule I to include any such new trademark rights of Grantors. Notwithstanding the foregoing, no failure to so modify this Trademark Security Agreement or amend Schedule I shall in any way affect, invalidate or detract from any Secured Party’s continuing security interest in all Collateral, whether or not listed on Schedule I.

6.           COUNTERPARTS. This Trademark Security Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof. In proving this Trademark Security Agreement or any other Transaction Document in any judicial proceedings, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom such enforcement is sought.

7.           CONSTRUCTION. Unless the context of this Trademark Security Agreement or any other Transaction Document clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms “includes” and “including” are not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Trademark Security Agreement or any other Transaction Document refer to this Trademark Security Agreement or such other Transaction Document, as the case may be, as a whole and not to any particular provision of this Trademark Security Agreement or such other Transaction Document, as the case may be. Section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified. Any reference in this Trademark Security Agreement or in any other Transaction Document to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). Any reference herein to any Person shall be construed to include such Person’s permitted successors and permitted assigns. Any requirement of a writing contained herein or in any other Transaction Document shall be satisfied by the transmission of a Record and any Record so transmitted shall constitute a representation and warranty as to the accuracy and completeness of the information contained therein. The language used in this Trademark Security Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. For clarification purposes, the Recitals are part of this Trademark Security Agreement.

8.           Governing Law; Jurisdiction; Service of Process; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Trademark Security Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper; provided, however, any suit seeking enforcement against any Trademark Collateral or other property may be brought, at any Secured Party’s option, in the courts of any jurisdiction where such Secured Party elects to bring such action or where such Trademark Collateral or other property may be found. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Trademark Security Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Without limitation of the foregoing, each Grantor other than Parent hereby irrevocably appoints Parent as such Grantor’s agent for purposes of receiving and accepting any service of process hereunder or under any of the other Security Documents. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

[signature pages follow]

IN WITNESS WHEREOF, each Grantor has caused this Trademark Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

GRANTORS:	MORRIA BIOPHARMACEUTICALS PLC

By:
Name: Yuval Cohen
Title: President

MORRIA BIOPHARMACEUTICALS INC.

By:
Name:
Title:

SCHEDULE I
to
TRADEMARK SECURITY AGREEMENT

Trademark Registrations/Applications

Grantor	Description of Trademark	Registration Number	Issue Date

Trade Names

Common Law Trademarks

Trademarks Not Currently In Use

Trademark Licenses

EXHIBIT D

FORM OF GUARANTY

See attached.

ANNEX A

to

SECURITY

AGREEMENT

FORM OF ADDITIONAL GRANTOR JOINDER

Security Agreement dated as of March ___, 2012 made by

Morria Biopharmaceuticals PLC

and its Subsidiaries party thereto from time to time, as Grantors to and in favor of

the Secured Parties identified therein (the “Security Agreement”)

Reference is made to the Security Agreement as defined above; capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in, or by reference in, the Security Agreement.

The undersigned hereby agrees that upon delivery of this Additional Grantor Joinder to the Secured Parties referred to above, the undersigned shall (a) be an Additional Grantor under the Security Agreement, (b) have all the rights and obligations of the Grantors under the Security Agreement as fully and to the same extent as if the undersigned was an original signatory thereto and (c) be deemed to have made the representations and warranties set forth therein as of the date of execution and delivery of this Additional Grantor Joinder. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, THE UNDERSIGNED SPECIFICALLY GRANTS TO THE SECURED PARTIES A SECURITY INTEREST IN THE COLLATERAL AS MORE FULLY SET FORTH IN THE SECURITY AGREEMENT AND ACKNOWLEDGES AND AGREES TO THE WAIVER OF JURY TRIAL PROVISIONS SET FORTH THEREIN.

Attached hereto are supplemental and/or replacement Schedules to the Security Agreement, as applicable.

An executed copy of this Joinder shall be delivered to the Secured Parties, and the Secured Parties may rely on the matters set forth herein on or after the date hereof. This Joinder shall not be modified, amended or terminated without the prior written consent of the Secured Parties.

IN WITNESS WHEREOF, the undersigned has caused this Joinder to be executed in the name and on behalf of the undersigned.

[Name of Additional Grantor

By:
Name:
Title:

Address:

Dated:

Morria Biopharmaceuticals PLC

Company

and

Iroquois Master Fund Ltd.

and

Alpha Capital Anstalt

Secured Parties

Security Agreement

Contents

1	Definitions and Interpretation	1

2	Payment of Secured Liabilities	6

3	Grant of Security	6

4	Perfection of Security	8

5	Further Assurance	9

6	Representations and Warranties	10

7	Negative Pledge and Disposals	11

8	General Undertakings	11

9	Investments	13

10	Accounts	14

13	Powers of the Secured Parties	16

14	Enforcement and Powers of the Secured Parties	16

15	Receiver	18

16	Powers of Receiver	19

17	Application of Monies	20

18	Power of Attorney	21

19	Restriction	22

20	Relationship between Secured Parties	22

21	Costs and Indemnity	23

22	Release	24

23	Assignment and Transfer	24

24	Set-off	24

25	New Accounts	25

26	Currency	25

27	Further Provisions	25

28	Notices	28

29	Governing Law and Jurisdiction	29

Schedule 1 : Form of Notice of Assignment – Insurance Policies		30

Schedule 2 : Intellectual Property		32

i

This Security Agreement is made on:                               April 2012

Between:

(1)	Morria Biopharmaceutricals PLC, an unlisted public company incorporated and registered in England and Wales with company number 05252842 whose registered office is at Thames House, Portsmouth Road, Esher, Surrey, KT10 9AD (Company);

and

(2)	Iroquois Master Fund Ltd. of 641 Lexington Avenue, 20th Floor, New York, NY (Iroquois); and

(3)	Alpha Capital Anstalt of Pradafant 7, LI-9490, Vaduz, Furstentum, Liechtenstein (Alpha and, together with Iroquois, the Secured Parties).

It is agreed as follows:

1	Definitions and Interpretation

1.1	Definitions

The following definitions and rules of interpretation in this clause apply in this Agreement:

Account means any account opened or maintained by the Company with any of the Secured Parties or any other person (and any replacement account or subdivision or subaccount of that account), the debts or debts represented thereby and all Related Rights and includes, for the avoidance of doubt, the Restricted Account;

Administrator means an administrator appointed to manage the affairs, business and property of the Company;

Authorisation means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration;

Book Debts means all present and future book and other debts and monetary claims due or owing to the Company and any proceeds of such debts and claims (including any claims or sums of money deriving from or in relation to any Intellectual Property, any Investment, the proceeds of any Insurance Policy, any court order or judgment, any contract or agreement to which the Company is a party and any other assets, property, rights or undertaking of the Company);

Business Day means a day (other than a Saturday or Sunday) on which commercial banks are open for general business in London and New York;

Charged Assets means all the assets, property and undertaking for the time being subject to the security interests created by this Agreement (and references to the Charged Assets shall include references to any part of it);

Commencement Notice means a written notice, given by any Secured Party to the other Secured Parties in accordance with the notice provisions set forth in the Securities Purchase Agreement, pursuant to which such Secured Party notifies the other Secured Parties of the existence of one or more Events of Default and of such Secured Party’s intent to commence the exercise of one or more of the remedies provided for under this Agreement with respect to all or any portion of the Charged Assets as a consequence thereof, which notice shall incorporate a reasonably detailed description of each Event of Default then existing and of the remedial action proposed to be taken;

1

Costs means all costs, charges, expenses and liabilities of any kind including, without limitation, costs and damages in connection with litigation, professional fees, disbursements and any value added tax charged on Costs;

Equipment means all present and future equipment, plant, machinery, office equipment, computers, tools, vehicles, furniture, fittings, installations and apparatus and other tangible moveable property for the time being owned by the Company, including any part of it and all spare parts, replacements, modifications and additions, and all Related Rights;

Event of Default means any of the following events:

(a)	any of the Secured Liabilities are not paid or discharged when the same ought to be paid or discharged by the Company (whether on demand, at scheduled maturity, or by acceleration or otherwise, as the case may be) other than where such failure to pay is the result of an administrative or technical failure and payment is made within 3 days of its due date; and

(b)	any "Event of Default" as such term is defined in the Notes;

Financial Collateral means shall have the meaning given to that expression in the Financial Collateral Regulations;

Financial Collateral Regulations means the Financial Collateral Arrangements (No. 2) Regulations 2003 (SI 2003/3226);

Grantors has the meaning given to such term in the Security Agreement (as defined in the Securities Purchase Agreement);

Group means the Company and each of its subsidiaries;

Insolvency Proceeding has the meaning given to such term in the Securities Purchase Agreement;

Insurance Policy means any policy of insurance in which the Company may from time to time have an interest;

Intellectual Property means the Company's present and future patents, trade marks, service marks, trade names, business names, design rights, copyrights, moral rights, inventions, topographical or similar rights, confidential information, know-how and other intellectual property rights and interests, and any interest in any of these rights, whether or not registered, the benefit of all applications and rights to rights to use such assets, including such assets set out in Schedule 2, and all Related Rights;

Investments means:

(a)	any stocks, shares, debentures, securities and certificates of deposit;

(b)	all interests in collective investment schemes; and

(c)	all warrants, options and other rights to subscribe or acquire any of the investments described in (a) and (b),

in each case whether held directly by or to the order of the Company or by any trustee, nominee, fiduciary or clearance system on its behalf and all Related Rights (including all rights against any such trustee, nominee, fiduciary or clearance system);

2

Material Adverse Effect means a material adverse effect upon:

(a)	the business, operations, property, condition (financial or otherwise) or prospects of the Company;

(b)	the ability of the Company to perform or comply with any of its payment and/or its other obligations under this Agreement; or

(c)	the validity or enforceability of, or the effectiveness or ranking of any Security granted or purporting to be granted pursuant to this Agreement or the rights or remedies of the Secured Parties under this Agreement;

Notes has the meaning given to such term in the Securities Purchase Agreement;

Permitted Liens has the meaning given to such term in the Notes;

Permitted Secured Party means, with respect to the exercise of any remedy provided for under this Agreement, any Secured Party that has delivered a Commencement Notice with respect to the exercise of such remedy to the other Secured Parties and has not received a Veto Notice with respect thereto within the Veto Period; provided, however, there shall only be a single Permitted Secured Party that may exercise any specific remedy at any one time (it being agreed that if a Commencement Notice is delivered by more than one Secured Party with respect to any remedy provided for under this Agreement, then the first Secured Party to deliver a Commencement Notice and not receive a Veto Notice within the Veto Period shall be the only Secured Party that may exercise such remedy);

Properties means all freehold and leasehold properties (whether registered or unregistered) and all commonhold properties, now or in the future (and from time to time) owned by the Company, or in which the Company holds an interest and Property means any of them;

Receiver means a receiver or receiver and manager or, where permitted by law, an administrative receiver of the whole or any part of the Charged Assets and that term will include any appointee made under a joint and/or several appointment;

Related Rights means, in relation to any asset:

(a)	the proceeds of sale of any part of that asset;

(b)	all rights under any licence, agreement for sale or agreement for lease in respect of that asset;

(c)	all rights, powers, benefits, claims, contracts, warranties, remedies, security, guarantees, indemnities or covenants for title in respect of that asset; and

(d)	any monies and proceeds paid or payable in respect of that asset;

Relevant Jurisdiction means, in relation to the Company:

(a)	its jurisdiction of incorporation;

(b)	any jurisdiction where any asset subject to or intended to be subject to the Security to be created by it pursuant to this Agreement is situated; and

(c)	any jurisdiction where it conducts its business;

3

Restricted Account means the account to be confirmed in writing by the Company to the Secured Parties into which all Restricted Insurance Proceeds are to be paid;

Restricted Insurance Proceeds means any proceeds received by the Company for its benefit from time to time under its directors and officers insurance policy number WD104000a issued by Howden Insurance Brokers Limited and any replacement policy in respect thereof, provided that any proceeds received by the Company as a conduit of payment of such funds to its directors and/or officers, or any funds received by the Company as reimbursement for payments made or to be made to its directors or officers, shall not be deemed to be Restricted Insurance Proceeds;

Secured Liabilities mean all obligations which the Company and each of the other Grantors may at any time have to the Secured Parties arising under this Agreement, the Notes, the Guaranties, and the other Transaction Documents (as each such term in defined in the Securities Purchase Agreement, whether present or future, actual or contingent (and whether incurred solely or jointly and whether as principal or as surety or in some other capacity) and including, without duplication, reasonable attorneys’ fees and expenses and any interest, fees, or expenses that accrue after the filing of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any Insolvency Proceeding;

Securities Purchase Agreement means a securities purchase Agreement dated on or around the date hereof (as may be amended, restated, supplemented, or otherwise modified from time to time) between the Company and the Secured Parties;

Security means any mortgage, charge (whether fixed or floating, legal or equitable), pledge, lien, assignment by way of security or other security interest securing any obligation of any person, or any other agreement or arrangement having a similar effect;

Security Documents has the meaning given to such term in the Securities Purchase Agreement;

Security Financial Collateral Arrangement means shall have the meaning given to that expression in the Financial Collateral Regulations;

Security Period means the period starting on the date of this Agreement and ending on the date on which all the Secured Liabilities have been unconditionally and irrevocably paid and discharged in full and no further Secured Liabilities are capable of being outstanding;

Significant Secured Party means, on any date of determination, any Secured Party holding twenty percent (20%) or more of the aggregate principal amount of Notes outstanding on such date;

Veto Notice means, with respect to any Commencement Notice, a written notice given by any Significant Secured Party to the other Secured Parties in accordance with the notice provisions set forth in the Securities Purchase Agreement pursuant to which such Significant Secured Party notifies the other Secured Parties of its objection to the commencement of the remedial action specified in such Commencement Notice and certifies that, to the best of its knowledge, it is a Significant Secured Party; and

4

Veto Period means, with respect to any Commencement Notice (other than a Commencement Notice given by a Significant Secured Party at a time when such Significant Secured Party is the only the Significant Secured Party), the period of ten (10) consecutive calendar days following the delivery of such Commencement Notice to the Secured Parties (it being understood and agreed that there shall be no Veto Period with respect to a Commencement Notice given by a Significant Secured Party at a time when such Significant Secured Party is the only the Significant Secured Party).

1.2	Interpretation

Unless otherwise defined herein, a term defined in the Securities Purchase Agreement shall have the same meaning in this Agreement and, unless the context otherwise requires:

(a)	a reference to a statute or statutory provision includes a reference to any subordinate legislation made under that statute or statutory provision, to any modification, re-enactment or extension of that statute or statutory provision and to any former statute or statutory provision which it consolidated or re-enacted before the date of this Agreement;

(b)	a reference to one gender includes a reference to the other genders;

(c)	words in the singular include the plural and in the plural include the singular;

(d)	a reference to a Clause or Schedule is to a Clause of, or Schedule to, this Agreement and references to paragraphs are to paragraphs of the relevant Schedule;

(e)	a reference to this Agreement (or any specified provision of it) or any other document shall be construed as a reference to this Agreement, that provision or that document as in force for the time being and as amended or novated from time to time;

(f)	a reference to a person shall include a reference to an individual, firm, corporation, unincorporated body of persons, or any state or any agency of a person;

(g)	a reference to an amendment includes a supplement, variation, novation or re-enactment (and amended shall be construed accordingly);

(h)	a reference to assets includes present and future properties, undertakings, revenues, rights and benefits of every description;

(i)	a reference to a regulation includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, inter-governmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation; and

(j)	clause, schedule and paragraph headings shall not affect the interpretation of this Agreement.

1.3	Nature of security over real property

A reference in this Agreement to a charge or mortgage of any freehold, leasehold or commonhold property includes:

(a)	all buildings and fixtures (including trade and tenant's fixtures) which are situated on that property at any time;

(b)	the proceeds of the sale of any part of that property; and

5

(c)	the benefit of any covenants for title given, or entered into, by any predecessor in title of the Company in respect of that property, and any monies paid or payable in respect of those covenants.

1.4	Law of Property (Miscellaneous Provisions) Act 1989

For the purposes of section 2 of the Law of Property (Miscellaneous Provisions) Act 1989, the terms of the Securities Purchase Agreement and of any side letters between any parties in relation to the Securities Purchase Agreement are incorporated into this Agreement.

1.5	Third party rights

A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce, or to enjoy the benefit of, any term of this Agreement.

1.6	Perpetuity period

If the rule against perpetuities applies to any trust created by this Agreement, the perpetuity period shall be 125 years (as specified by section 5(1) of the Perpetuities and Accumulations Act 2009).

1.7	Schedules

The schedules form part of this Debenture and shall have effect as if set out in full in the body of this Debenture. Any reference to this Debenture includes the schedules.

2	Payment of Secured Liabilities

The Company covenants with each of the Secured Parties separately that it shall on demand pay and discharge the Secured Liabilities when they become due and payable provided that neither such covenant nor the Security constituted by this Deed shall extend to or include any liability or sum which would, but for this proviso, cause such covenant or security to be unlawful or prohibited by any applicable law.

3	Grant of Security

3.1	Fixed Security

As a continuing security for the payment and discharge of the Secured Liabilities, the Company with full title guarantee charges and agrees to charge to each of the Secured Parties separately, by way of first fixed charge all the Company's right, title and interest from time to time in and to:

(a)	all Properties acquired by the Company in the future;

(b)	all present and future interests of the Company not effectively mortgaged or charged under the preceding provisions of this Clause 3 in, or over, freehold or leasehold property;

(c)	all present and future rights, licences, guarantees, rents, deposits, contracts, covenants and warranties relating to the Properties;

(d)	all licences, consents and Authorisations (statutory or otherwise) held or required in connection with the Company's business or the use of any Charged Assets, and all rights in connection with them;

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(e)	all present and future goodwill and rights in relation to uncalled capital for the time being of the Company;

(f)	all the Equipment;

(g)	all the Intellectual Property;

(h)	all the Book Debts;

(i)	all the Investments; and

(j)	all Accounts.

3.2	Assignment

As a continuing security for the payment and discharge of the Secured Liabilities, the Company assigns and agrees to assign absolutely with full title guarantee to each of the Secured Parties separately all the Company’s rights, title and interest from time to time in and to the proceeds of any Insurance Policy (including without limitation, any insurances relating to the Properties or the Equipment but excluding any Restricted Insurance Proceeds) and all Related Rights.

3.3	Floating Charge

3.3.1	The Company with full title guarantee charges to each of the Secured Parties separately, by way of first floating charge, all present and future undertaking, property, assets and rights of the Company at any time.

3.3.2	The floating charge created by sub-Clause 3.3.1 above shall be deferred in priority to all fixed Security validly and effectively created by the Company pursuant to Clauses 3.1 (Fixed Security) and Clause 3.2 (Assignments) above.

3.3.3	Paragraph 14 of Schedule B1 of the Insolvency Act 1986 applies to the floating charge created pursuant to this Clause 3.3.

3.4	Automatic conversion of floating charge

Notwithstanding Clause 3.5 (Conversion of floating charge by notice) and without prejudice to any law which may have a similar effect, the floating charge created by Clause 3.3 (Floating Charge) shall automatically and immediately (without notice) be converted into a fixed charge over all the assets subject to the floating charge if, without the prior written consent of the Secured Parties or unless otherwise permitted by the Transaction Documents,:

(a)	the Company:

(i)	creates or attempts to create any Security (other than any Permitted Lien) over all or any part of the Charged Assets; or

(ii)	disposes, or attempts to dispose of, all or any part of the Charged Assets; or

(b)	any person levies (or attempts to levy) any distress, attachment, execution or other process against all or any part of the Charged Assets;

(c)	a meeting is convened for the passing of a resolution for the voluntary winding-up of the Company;

(d)	a petition is presented for the compulsory winding-up of the Company;

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(e)	a petition or application is presented for the making of an administration order in relation to the Company; or

(f)	any person gives notices of its intention to appoint an administrator to the Company of files such a notice with the court.

3.5	Conversion of floating charge by notice

Each Secured Party shall be entitled to, in its sole discretion, by written notice to the Company, convert the floating charge created under this Agreement with immediate effect into a fixed charge as regards any part of the Charged Assets specified by the relevant Secured Party in that notice if:

(a)	an Event of Default occurs and is continuing;

(b)	the relevant Secured Party reasonably consider those assets to be in danger of being seized or sold under any form of distress, attachment, execution or other legal process of to be otherwise in jeopardy; or

(c)	the relevant Secured Party reasonably consider that it is desirable in order to protect the priority of the security.

3.6	Assets acquired after any floating charge crystallisation

Any asset acquired by the Company after any crystallisation of the floating charge created under this Agreement which, but for such crystallisation, would be subject to a floating charge shall (unless the Secured Parties confirm in writing to the contrary) on the date of such acquisition be charged by the Company in favour of each of the Secured Parties separately by way of first fixed charge.

4	Perfection of Security

4.1	Title Documents

The Company shall, on the execution of this Agreement (or, if later, the date of acquisition of the relevant Charged Asset), deposit with the Secured Parties (for the purpose of security only) and the Secured Parties shall, for the duration of this Agreement be entitled to hold (for the purpose of security only):

(a)	all deeds and documents of title relating to the Charged Assets which are in the possession or control of the Company (if these are not within the possession and/or control of the Company, the Company undertakes to obtain possession of all such deeds and documents of title);

(b)	all Insurance Policies; and

(c)	all certificates or other documents of title to the Investments, and relevant stock transfer forms executed in blank by the Company.

4.2	Notices to be given by the Company

The Company shall immediately on the execution of this Agreement;

4.2.1	give notice to the relevant insurers of the assignment of the Company's rights and interest in and under all policies of insurance (and for the avoidance of doubt, no notice of assignment will be required in respect of the Company's directors and officers insurance policy number WD104000a issued by Howden Insurance Brokers Limited and any replacement policy in respect thereof) pursuant to Clause 3.2 substantially in the form set out in Part A of Schedule 1 and procure that each addressee of such notice promptly provides an acknowledgement of the Secured Parties' interest to the Secured Parties, substantially in the form set out in Part B of Schedule 1; and

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4.2.2	give notice to any bank, financial institution or other person (excluding the Secured Parties) with whom the Company has an account substantially in the form set out in Part A of Schedule 2 of the charging to the Secured Parties pursuant to Clause 3.1(j) of the Company's rights and interests under such accounts and procure that each addressee of such notice promptly provides an acknowledgement of the Secured Parties' interest to the Secured Parties, substantially in the form set out in Part B of Schedule 2.

5	Further Assurance

The Company, at its own cost, shall prepare and execute such further legal or other mortgages, charges or transfers (containing a power of sale and such other provisions as any Secured Party may reasonably require) in favour of the Secured Parties as any Secured Party may, in its absolute discretion, require from time to time over all or any part of the Charged Assets and give all notices, orders and directions which any Secured Party may require in its absolute discretion for perfecting, protecting or facilitating the realisation of its security over the Charged Assets.

6	Representations and Warranties

The Company represents and warrants to each Secured Party in the terms set out in this Clause 6.

6.1	The Company

6.1.1	The Company is a limited liability corporation, duly incorporated and validly existing under the law of its jurisdiction of incorporation.

6.1.2	The Company has the power to own its assets and carry on its business as it is being conducted.

6.1.3	The obligations expressed to be assumed by it in this Agreement are legal, valid, binding and enforceable obligations and (without limiting the generality of the foregoing, this Agreement creates the security interests which it purports to create and those security interests are valid and effective.

6.1.4	The entry into and performance by it of, and the transactions contemplated by, this Agreement do not and will not conflict with:

(a)	any law or regulation applicable to it;

(b)	its constitutional documents; or

(c)	any agreement or instrument binding upon it or any of its assets or constitute a default or termination event (however described) under any such agreement or instrument.

6.1.5	The Company has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, this Agreement and the transactions contemplated by this Agreement.

6.1.6	No limit on the Company's powers will be exceeded as a result of the grant of security contemplated by this Agreement.

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6.1.7	All Authorisations required or desirable:

(a)	to enable it lawfully to enter into, exercise its rights and comply with its obligations in this Agreement; and

(b)	to make this Agreement admissible in evidence in its jurisdiction of incorporation,

have been obtained or effected and are in full force and effect.

6.1.8	All Authorisations necessary for the conduct of the business, trade and ordinary activities of members of the Group have been obtained or effected and are in full force and effect if failure to obtain or effect those Authorisations has or is reasonably likely to have a Material Adverse Effect.

6.1.9	The choice of English law as the governing law of this Agreement will be recognised and enforced in each of the Relevant Jurisdictions.

6.1.10	Any judgment obtained in England in relation to this Agreement will be recognised and enforced in the Relevant Jurisdictions.

6.1.11	Its irrevocable submission under Clause 29.2 (Jurisdiction) to the jurisdiction of the Courts of England and agreement not to claim any immunity to which its assets may be entitled are legal valid and binding under the laws of the Relevant Jurisdictions.

6.1.12	No litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency which, if adversely determined, might reasonably be expected to have a Material Adverse Effect have (to the best of its knowledge and belief) been started or threatened against it.

6.1.13	No Insolvency Proceeding as been taken or, to its knowledge, threatened in relation to it.

6.1.14	It is not unable to pay its debts as they fall due and the value of the Company's assets is not less than the amount of its liabilities, taking into account the Company's contingent and prospective liabilities.

6.2	The Charged Assets

6.2.1	The Company is the absolute legal and beneficial owner of all the Charged Assets free from any Security (other than any Security created pursuant to the Security Documents or any Permitted Lien).

6.2.2	The Company has not received or acknowledged notice of any adverse claim by any person in respect of the Charged Assets or any interest in it.

6.2.3	No Security expressed to be created under this Agreement is liable to be avoided, or otherwise set aside, on the liquidation or administration of the Company or otherwise.

6.2.4	There are no covenants, agreements, reservations, conditions, interests, rights or other matters whatever, which materially adversely affect the Charged Assets.

6.2.5	There is no breach of any law or regulation which materially adversely affects the Charged Assets.

6.2.6	No facility necessary for the enjoyment and use of the Charged Assets is subject to terms entitling any person to terminate or curtail its use.

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6.2.7	The Insurances Policies are in full force and effect and free from Security (other than under this Agreement or the other Security Documents) and there has been no material breach of any of the obligations under the Insurance Policies.

6.2.8	There is no prohibition on assignment in any Insurance Policies, or the relevant clauses of any of them, and the entry into this Agreement by the Company does not and will not constitute a breach of any Insurance Policy or any other agreement or instrument binding on the Company or its assets.

6.2.9	The Company is not aware of any adverse circumstance relating to the validity, subsistence or use of any of its Intellectual Property could reasonably be expected to have a Material Adverse Effect.

6.2.10	The Company holds no interest in any Properties.

6.3	Time when representations are made

The representations and warranties set out in this Clause 6 are made on the date of this Agreement and shall be deemed to be made on each day of the Security Period with reference to the facts and circumstances then existing.

7	Negative Pledge and Disposals

The Company undertakes that it shall not at any time during the Security Period, except with the prior written consent of the Secured Parties:

(a)	create, purport to create or permit to subsist any Security on, or in relation to, any of the Charged Assets (other than any Permitted Lien or any Security created pursuant to the Security Documents), other than the Security created by this Agreement; or

(b)	sell, assign, transfer, grant, lease, part with possession of or otherwise dispose of in any manner (or purport to do so) all or any part of, or any interest in, the Charged Assets; or

(c)	create or grant (or purport to create or grant) any interest in the Charged Assets in favour of a third party.

8	General Undertakings

8.1	Preservation of Charged Assets

The Company shall not do, or permit to be done, any act or thing which would or might depreciate, jeopardise or otherwise prejudice the security held by the Secured Parties or materially diminish the value of any of the Charged Assets or the effectiveness of the security created by this Agreement.

8.2	Enforcement of rights

The Company shall use its best endeavours to:

(a)	procure the prompt observance and performance of the covenants and other obligations imposed on the Company's counterparties; and

(b)	enforce any rights and institute, continue or defend any proceedings relating to any of the Charged Assets which any Secured Party may require from time to time.

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8.3	Notice of Breaches

The Company shall promptly on becoming aware of any of the same give the Secured Parties notice in writing of any breach of representation or warranty, or covenant set out in this Agreement.

8.4	Book Debts

8.4.1	The Company shall not (except as provided below or with the prior written consent of the Secured Parties) release, exchange, compound, set-off, grant time or indulgence in respect of, or in any other manner deal with, all or any of the Book Debts.

8.4.2	Subject to Clause 10.2 (Operation Before Event of Default) below, the Company shall on behalf of the Secured Parties, collect in and realise all Book Debts and hold those proceeds in trust for the Secured Parties.

8.4.3	Prior to the occurrence of an Event of Default, the proceeds of the realisation of Book Debts (other than the Restricted Insurance Proceeds) shall (subject to any restriction on the application of such proceeds contained in this Agreement or in the other Transaction Documents) be released from the fixed charge created pursuant to Clause 3.1 (Fixed Security) and the Company shall be entitled to apply such proceeds as it see fit provided that such proceeds shall continue to be subject to the floating charge created pursuant to Clause 3.3 (Floating Charge) and the terms of this Agreement.

8.4.4	Prior to the occurrence of an Event of Default, the Company shall pay all Restricted Insurance Proceeds into the Restricted Account.

8.4.5	After the occurrence of an Event of Default, the Company shall pay the proceeds of the realisation of any Book Debts (including the Restricted Insurance Proceeds) to the Secured Parties or into such account as the Secured Parties may nominate.

8.5	Intellectual Property

The Company shall:

(a)	take all such steps and do all such acts as may be necessary to maintain the subsistence and validity of the Intellectual Property and, where appropriate, use all reasonable endeavours to protect and safeguard the Intellectual Property against theft, loss, destruction, unauthorised access, copying or use by third parties

(b)	pay all renewal and other fees which may become payable in respect of any of the Intellectual Property before or as soon as they become due and produce to the Secured Parties on demand a receipt for such fees or other evidence of payment of those fees;

(c)	not, without the prior written consent of the Secured Parties abandon, cancel or allow any of the Intellectual Property to become void, lapse or to become vulnerable to attack for non-use or otherwise;

(d)	use all reasonable endeavours to detect any material infringement of, or challenge to, any of the Intellectual Property and, immediately after becoming aware thereof, inform the Secured Parties and take such steps at the cost of the Company, as the Secured Parties may from time to time reasonably direct in relation to such infringement or challenge Provided that the Company shall not be precluded from taking such steps as it shall consider necessary or desirable in relation to any infringement of or challenge to any of the Intellectual Property;

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(e)	not, without the prior written consent of the Secured Parties apply to amend the specification or drawing of any of the letters patent or registered trade or service marks forming part of the Intellectual Property or enter any conditions, restrictions or disclaimers in relation to any registered Intellectual Property; and

(f)	not use or allow to be used, or take any step or omit to take any step in respect of, any of the Intellectual Property which may in any way materially and adversely affect its value,

provided that at all times the Company shall be permitted, without the consent of the Secured Parties, to make any amendments to the Intellectual Property in the ordinary course of patent prosecution in order to advance prosecution.

9	Investments

9.1	Investments – Prior to an Event of Default

Notwithstanding any other terms of this Agreement, prior to the occurrence of an Event of Default:

(a)	the Company shall be entitled to receive all dividends, interest and other monies in respect of the Investments free from the security created by this Agreement; and

(b)	the Company shall be entitled to exercise all voting rights attached to the Investments provided that it shall not exercise (and shall procure that any nominee acting on its behalf does not exercise) such voting rights in any manner, or otherwise permit or agree to any (a) variation of the rights attaching to or conferred by any of the Investments (including any amendment to the memorandum or articles of association or any other constitutional documents of any issuer) or (b) increase in the issued share capital of any company whose shares are charged pursuant to this Agreement or (c) take any other action or do any other thing, which, in the reasonable opinion of any Secured Party, would prejudice the value of, or the ability of any Secured Party to realise, the Security created by this Agreement.

9.2	Investments – After an Event of Default

Each Secured Party may, upon the occurrence of an Event of Default, at its discretion (in the name of the Company or otherwise and without any further consent or authority from the Company):

(a)	exercise (or refrain from exercising) any voting rights in respect of the Investments;

(b)	apply all dividends, interest and other monies arising from the Investments in accordance with Clause 17 (Application of Monies);

(c)	transfer the Investments into the name of such nominee(s) of the relevant Secured Party as they shall require; and

(d)	exercise (or refrain from exercising) the powers and rights conferred on or exercisable by the legal or beneficial owner of the Investments,

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in such manner and on such terms as the relevant Secured Party may think fit, and the proceeds of any such action shall form part of the Charged Assets.

9.3	Payment of Calls

The Company shall pay when due all calls or other payments which may be or become due in respect of any of the Investments, and in any case of default by the Company in such payment, each Secured Parties may, if it thinks fit, make such payment on behalf of the Company in which case any sums paid by that Secured Party shall be reimbursed by the Company to that Secured Party on demand.

9.4	Delivery of Documents of Title

The Company shall promptly on the request of any Secured Party, deliver (or procure delivery) to that Secured Party, and that Secured Party shall be entitled to retain, all of the Investments and any certificates and other documents of title representing the Investments to which the Company (or its nominee(s)) is or becomes entitled together with any other document which that Secured Party may reasonably request (in such form and executed as that Secured Party may reasonably require) with a view to perfecting or improving the security of the Secured Parties over the Investments or to registering any Investment in its name or the name of any nominee(s).

10	Accounts

10.1	Notification and Variation

The Company, during the subsistence of this Agreement:

(a)	shall promptly deliver to the Secured Parties on or prior to the date of this Agreement (and, if any change occurs thereafter, on the date of such change), details of each Account maintained by it with any bank or financial institution (other than with a Secured Party); and

(b)	shall not, without the Secured Parties prior written consent, permit or agree to any variation of the rights attaching to any Account or close any Account.

10.2	Operation Before Event of Default

Notwithstanding any other term of this Agreement, the Company shall prior to the occurrence of an Event of Default be entitled to receive, withdraw or otherwise transfer any credit balance from time to time on any Account other than the Restricted Account.

10.3	Operation After Event of Default

After the occurrence of an Event of Default, the Company shall not be entitled to receive, withdraw or otherwise transfer any credit balance from time to time on any Account except with the prior consent of the Secured Parties.

10.4	Restricted Account

10.4.1	Prior to the expiry of the Security Period, the Company shall not be entitled to receive, withdraw or otherwise transfer any credit balance from the Restricted Account except with the prior consent of the Secured Parties.

10.4.2	If, on or prior to such time as Restricted Insurance Proceeds are first received by the Company following the execution of this Agreement,:

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(a)	the Company chooses to open a new bank account and notifies the Secured Parties in writing that this is the Restricted Account for the purposes of this Agreement, the Company shall promptly give notice to the relevant bank or financial institution with whom the Restricted Account is opened, substantially in the form set out in Part A of Schedule 2 of the charging to the Secured Parties pursuant to Clause 3.1(j) of the Company's rights and interests under the Restricted Account (and instructing the relevant bank or financial institution that, prior to the end of the Security Period, the Company shall not be entitled to make withdrawals from such account without the written consent of the Secured Parties) and procure that each addressee of such notice promptly provides an acknowledgement of the Secured Parties' interest to the Secured Parties, substantially in the form set out in Part B of Schedule 2); or

(b)	the Company chooses to designate one of its existing bank accounts, its right, title and interest in respect of which is to be charged on the date of this Agreement pursuant to Clause 3.1(j) above, and notifies the Secured Parties in writing that this is the Restricted Account for the purposes of this Agreement, the Company shall promptly instruct the relevant bank or financial institution with whom the Restricted Account is held that, prior to the end of the Security Period, the Company shall not be entitled to make withdrawals from such account without the written consent of the Secured Parties.

10.4.3	Upon its first receipt of Restricted Insurance Proceeds following the execution of this Agreement, to the extent it has not already done so, the Company shall notify the Secured Parties in writing as soon as reasonably practicable and in any event within three Business Days of such receipt as to the identity of the Restricted Account.

10.5	Application of Monies

Each Secured Party shall, following the occurrence of an Event of Default, be entitled without notice to apply, transfer or set-off any or all of the credit balances from time to time on any Account in or towards the payment or other satisfaction of all or part of the Secured Liabilities in accordance with Clause 17 (Application of Monies).

11	Property

The Company shall:

(a)	notify the Secured Parties forthwith upon the acquisition by the Company of any freehold or leasehold property;

(b)	on demand by the Secured Parties and at the cost of the Company execute and deliver to the Secured Parties a legal mortgage in favour of the Secured Parties of any freehold or leasehold property which becomes vested in it after the date of this Agreement in form and substance satisfactory to the Secured Parties.

12	Insurance

The Company shall at all times during the subsistence of this Agreement:

(a)	keep the Charged Assets with reputable and responsible insurers previously approved by the Secured Parties in such manner and to such extent as is reasonable and customary for an enterprise engaged in the same or similar business and in the same or similar localities against such risks and contingencies as the Secured Parties may in its absolute discretion require;

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(b)	if required by any Secured Party, cause each insurance policy or policies relating to the Charged Assets other than any Insurance Policy which has been the subject of a Notice of Assignment pursuant to Clause 4 (Perfection of Security) to contain (in form and substance reasonably satisfactory to the Secured Parties) an endorsement naming the Secured Parties as sole loss payee in respect of all claims;

(c)	promptly pay all premiums and other monies payable under all its Insurance Policies and promptly upon request, produce to the Secured Parties a copy of each policy and evidence (reasonably acceptable to the Secured Parties) of the payment of such sums; and

(d)	if required by the Secured Parties (but subject to the provisions of any lease of the Charged Assets), deposit all Insurance Policies relating to the Charged Assets with the Secured Parties.

13	Powers of the Secured Parties

13.1	Power to Remedy

If the Company fails to comply with any of its obligations under this Agreement and that failure is not remedied within seven days of any Secured Party giving notice of such failure to the Company, each Secured Party shall be entitled (but shall not be bound) to remedy such non-compliance and the Company irrevocably authorises each Secured Party and its agents to do all such things as are necessary or desirable for that purpose.

13.2	Exercise of Rights

The rights of the Secured Parties under Clause 13.1 are without prejudice to any other rights of the Secured Parties under this Agreement. The exercise of those rights shall not make the Secured Parties liable to account as a mortgagee in possession.

13.3	Indulgence

Each Secured Party may, at its discretion, grant time or other indulgence or make any other arrangement, variation or release with any person or persons not being a party to this Agreement (whether or not such person or persons is jointly liable with the Company) in respect of any of the Secured Liabilities, or of any other security for them without prejudice either to this Agreement or to the liability of the Company for the Secured Liabilities.

14	Enforcement and Powers of the Secured Parties

14.1	When Security becomes enforceable

The power of sale and other powers conferred by section 101 of the Law of Property Act 1925 and all other enforcement powers conferred by this Agreement shall be immediately exercisable at any time after an Event of Default has occurred.

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14.2	Statutory Power of Sale

The statutory powers of sale and other powers conferred by the Law of Property Act 1925 shall, as between a Secured Party and a purchaser from the Secured Parties, arise on and be exercisable at any time after the execution of this Agreement, but no Secured Party shall exercise such power of sale until the security constituted by this Agreement has become enforceable.

14.3	Extension of Statutory Powers

The statutory powers of leasing conferred on each Secured Party are extended so as to authorise each Secured Party to lease, make agreements for leases at a premium or otherwise, accept surrenders or leases and grant options or vary or reduce any sum payable under any leases or tenancy agreements as the Secured Parties may think fit, without the need to comply with any provision of Section 99 or 100 of the Law of Property Act 1925.

14.4	Power to Dispose of Chattels

At any time after the security constituted by this Agreement has become enforceable, each Secured Party or any Receiver:

(a)	may dispose of any chattels or produce found on any Property as agent for the Company; and

(b)	without prejudice to any obligation to account for the proceeds of any sale of such chattels or produce, shall be indemnified by the Company against any liability arising from such disposal.

14.5	Prior Security

At any time after the security constituted by this Agreement has become enforceable, or after any powers conferred by any Security having priority to this Agreement shall have become exercisable, each Secured Party may:

(a)	redeem such or any other prior Security, or procure its transfer to itself; and

(b)	settle any account of the holder of any prior Security.

14.6	Any accounts so settled and passed shall be, in the absence of manifest error, conclusive and binding on the Company. All monies paid by a Secured Party to prior security holder in settlement of such an account shall, as from its payment by the relevant Secured Party, be due from the Company to the Secured Parties on current account and be secured as part of the Secured Liabilities.

14.7	Right of appropriation

To the extent that the Charged Assets constitute Financial Collateral and this Agreement and the obligations of the Company hereunder constitute a Security Financial Collateral Arrangement, each Secured Party shall have the right, at any time after the security constituted this Agreement has become enforceable, to appropriate all or any of the Charged Assets in or towards the payment and/or discharge of the Secured Liabilities in such order as that Secured Party in its absolute discretion may from time to time determine. The value of any Charged Asset appropriated in accordance with this clause shall be the price of that Charged Asset at the time the right of appropriation is exercised as listed on any recognised market index, or determined by such other method as that Secured Party may select (including independent valuation). The Company agrees that the methods of valuation provided for in this clause are commercially reasonable for the purposes of the Financial Collateral Regulations.

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14.8	Restrictions

Section 103 of the Law of Property Act 1925 (restricting the power of sale) and Section 93 of the Law of Property Act 1925 (restricting the right of consolidation) do not apply to the security constituted by this Agreement.

14.9	No Liability as Mortgagee in Possession

Neither the Secured Parties, nor any Receiver nor any Administrator shall be liable to account as mortgagee in possession in respect of all or any of the Charged Assets, nor shall any of them be liable for any loss on realisation of, or for any neglect or default of any nature in connection with, all or any of the Charged Assets for which a mortgagee in possession might be liable as such.

14.10	Protection of Third Parties

No purchaser, mortgagee or other person dealing with a Secured Party or any Receiver shall be concerned:

(a)	to enquire whether any of the Secured Liabilities have become due or payable, or remain unpaid or undischarged, or whether the power the relevant Secured Party or a Receiver is purporting to exercise has become exercisable; or

(b)	to see to the application of any money paid to the relevant Secured Party or any Receiver.

15	Receiver

15.1	Appointment of Receiver

15.1.1	At any time after the security constituted by this Agreement has become enforceable, or at the request of the Company, each Secured Party may, without further notice:

(a)	appoint by way of deed, or otherwise in writing, any one or more person or persons to be a receiver, or a receiver and manager, of all or any part of the Charged Assets; and

(b)	(subject to section 45 of the Insolvency Act 1986) from time to time, by way of deed, or otherwise in writing, remove any person appointed to be Receiver and may, in a similar manner, appoint another in his place.

Where more than one person is appointed Receiver, they shall have power to act separately (unless the appointment by the Secured Party specifies to the contrary).

15.1.2	The relevant Secured Party may fix the remuneration of any Receiver appointed by it without the restrictions contained in section 109 of the Law of Property Act 1925 and the remuneration of the Receiver shall be a debt secured by this Agreement which shall be due and payable immediately upon its being paid by the relevant Secured Party.

15.2	Agent of the Company

Any Receiver appointed by a Secured Party under this Agreement shall be the agent of the Company and the Company shall be solely responsible for his acts and remuneration, as well as for any defaults committed by him.

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16	Powers of Receiver

16.1	Powers of Receiver

Any Receiver appointed by a Secured Party under this Agreement shall, in addition to the powers conferred on him by the Law of Property Act 1925 and the Insolvency Act 1986, have the power to do all such acts and things as an absolute owner could do in the management of such of the Charged Assets over which the Receiver is appointed and, in particular, a Receiver may:

(a)	undertake or complete any works of repair, building or development on the Properties;

(b)	grant, or accept surrenders of, any leases or tenancies affecting the Properties on such terms and subject to such conditions as he thinks fit;

(c)	provide services and employ, or engage, such managers, contractors and other personnel and professional advisors on such terms as he deems expedient;

(d)	make such elections for value added tax purposes as he thinks fit;

(e)	charge and receive such sum by way of remuneration (in addition to all costs, charges and expenses incurred by him) as the Secured Parties may prescribe or agree with him;

(f)	collect and get in the Charged Assets or any part of it in respect of which he is appointed and make such demands and take such proceedings as may seem expedient for that purpose, and to take possession of the Charged Assets with like rights;

(g)	carry on, manage, develop, reconstruct, amalgamate or diversify or concur in carrying on, managing, developing, reconstructing, amalgamating or diversifying the business of the Company;

(h)	grant options and licences over all or any part of the Charged Assets, sell or concur in selling, assign or concur in assigning, lease or concur in leasing and accept or concur in accepting surrenders of leases of, all or any of the property of the Company in respect of which he is appointed in such manner and generally on such terms and conditions as he thinks fit (fixtures and plant and machinery may be severed and sold separately from the premises in which they are contained without the consent of the Company), and to carry any such sale, assignment, leasing or surrender into effect. Any such sale may be for such consideration as the Receiver thinks fit and he may promote, or concur in promoting, a company to purchase the property to be sold;

(i)	sell and assign all or any of the Book Debts in respect of which he is appointed in such manner, and generally on such terms and conditions, as he thinks fit;

(j)	make any arrangement, settlement or compromise between the Company and any other person which he may think expedient;

(k)	make substitutions of, or improvements to, the Equipment as he may think expedient;

(l)	make calls conditionally or unconditionally on the members of the Company in respect of the uncalled capital with such and the same powers for that purpose, and for the purpose of enforcing payments of any calls so made, as are conferred by the Articles of Association of the Company on its directors in respect of calls authorised to be made by them;

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(m)	appoint managers, officers, servants, workmen and agents for the purposes of this Clause 16 at such salaries, for such periods and on such terms as he may determine;

(n)	if he thinks fit, but without prejudice to the indemnity in Clause 19, effect with any insurer any policy of insurance either in lieu or satisfaction of, or in addition to, such insurance;

(o)	exercise all powers provided for in the Law of Property Act 1925 in the same way as if he had been duly appointed under that act, and exercise all powers provided for an administrative receiver in Schedule 1 of the Insolvency Act 1986;

(p)	for any of the purposes authorised by this Clause 16 raise money by borrowing from the Secured Parties (or from any other person) on the security of all or any of the Charged Assets in respect of which he is appointed on such terms as he shall think fit (including, if the Secured Parties consents, terms under which such security ranks in priority to this Agreement);

(q)	redeem any prior Security and settle and pass the accounts to which the Security relates. Any accounts so settled and passed shall be conclusive and binding on the Company, and the monies so paid shall be deemed to be an expense properly incurred by him; and

(r)	do all such other acts and things as he may consider incidental or conducive to any of the matters or powers in this Clause 16, or which he lawfully may or can do as agent for the Company.

16.2	Scope of powers

Any exercise of any of the powers given by this Clause 16 may be on behalf of the Company, the directors of the Company (in the case of the power contained in paragraph (l) of this Clause 16) or himself.

17	Application of Monies

17.1	Each Secured Party hereby acknowledges and agrees that, notwithstanding the time or order of any registration document with respect to the Charged Assets and the Security constituted under this Agreement, or other applicable law, solely as amongst the Secured Parties, the separate Security of the Secured Parties with respect to the Charged Assets shall have the same rank and priority provided, that, the foregoing shall not apply to any Security of a Secured Party that is void or voidable as a matter of law.

17.2	All monies received by any Secured Party or a Receiver in the exercise of any enforcement powers conferred by this Agreement shall be applied:

(a)	first, ratably in paying all unpaid fees, costs and other liability incurred by or on behalf of any of the Secured Parties (and any Receiver, attorney or agent appointed by them) or indemnities then due to any of the Secured Parties under the Transaction Documents, until paid in full;

(b)	second in paying the remuneration of any Receiver (as agreed between the Receiver and the Secured Parties);

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(c)	third, ratably to pay any fees or premiums then due to any of the Secured Parties under the Transaction Documents, until paid in full; and

(d)	fourth, ratably to pay the principal amount of all Secured Liabilities then due to any of the Secured Parties, until paid in full;

(e)	fifth, ratably to pay any other Secured Liabilities then due to any of the Secured Parties; and

(f)	sixth, the surplus to the Company or such other person entitled thereto under applicable law.

17.3	Suspense Account

All monies received by the Secured Parties or a Receiver under this Agreement may, at the discretion of the Secured Parties or Receiver, be credited to any suspense or securities realised account and shall bear interest at such rate, if any, as may be agreed in writing between the Secured Parties and the Company, and may be held in such account for so long as the Secured Parties or Receiver think fit.

18	Power of Attorney

18.1	Appointment and Powers

By way of security, the Company irrevocably appoints each Secured Party and every Receiver separately to be the attorney of the Company and, in its name, on its behalf and as its act and deed, to execute any documents and do any acts and things which:

(a)	the Company is required to execute and do under this Agreement, including execute any document required by any Secured Party under Clause 4 (Perfection of Security); and/or

(b)	any attorney may reasonably deem proper or desirable in exercising any of the powers, authorities and discretions conferred by this Agreement or by law on the Secured Parties or any Receiver.

18.2	Ratification of Acts of Attorney

The Company ratifies and confirms, and agrees to ratify and confirm, anything which any of its attorneys may do in the proper and lawful exercise of all or any of the powers, authorities and discretions referred to in sub-clause 18 of this Clause 18 .

18.3	Appointment of an Administrator

18.3.1	Any Secured Party may, without notice to the Company, appoint any one or more persons to be an administrator of the Company pursuant to Paragraph 14 Schedule B1 of the Insolvency Act 1986 if this Agreement becomes enforceable.

18.3.2	Any appointment under this Clause 18.3. shall:

(a)	be in writing signed by a duly authorised signatory of the relevant Secured Party; and

(b)	take effect, in accordance with paragraph 19 of Schedule B1 of the Insolvency Act 1986, when the requirements of paragraph 18 of that Schedule B1 are satisfied.

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18.4	Each Secured Party may (subject to any necessary approval from the court) end the appointment of an Administrator by notice in writing in accordance with this Clause 18.3 and appoint a replacement for any Administrator whose appointment ends for any reason under that paragraph.

19	Restriction

19.1	Notwithstanding anything in this Agreement to the contrary, each Secured Party agrees that it will not exercise any remedy provided for under this Agreement with respect to all or any portion of the Charged Assets unless such Secured Party is a Permitted Secured Party (provided that the foregoing shall not prevent any Secured Party from commencing or participating in any Insolvency Proceeding or taking any action (other than with respect to the Charged Assets) to enforce the payment or performance of any Grantors’ obligations under any of the Notes, Guaranties or other Transaction Documents (each term as defined in the Securities Purchase Agreement).

19.2	This Clause 19 is not intended to confer any rights or benefits upon the Company or any other person except Secured Parties, and no person other than Secured Parties shall have any right to enforce any of the provisions of this Clause 19. As between the Company and any Secured Party, any action that such Secured Party may take under this Agreement shall be conclusively presumed to have been authorised and approved by the other Secured Parties.

20	Relationship between Secured Parties

20.1	Each Secured Party hereby agrees and acknowledges that no other Secured Party has agreed to act for it as an administrative or collateral agent, and each Secured Party is and shall remain solely responsible for the attachment, perfection and priority of all Security created by this Agreement or any other Security Document in favour of such Secured Party.

20.2	No Secured Party shall have by reason of this Agreement or any other Transaction Document an agency or fiduciary relationship with any other Secured Party.

20.3	No Secured Party (which term, as used in this sentence, shall include reference to each Secured Party’s officers, directors, employees, attorneys, agents and affiliates and to the officers, directors, employees, attorneys and agents of such Secured Party’s affiliates) shall: (i) have any duties or responsibilities except those expressly set forth in this Agreement and the other Security Documents or (ii) be required to take, initiate or conduct any enforcement action (including any litigation, foreclosure or collection proceedings hereunder or under any of the other Security Documents).

20.4	Without limiting the foregoing, no Secured Party shall have any right of action whatsoever against any other Secured Party as a result of such Secured Party acting or refraining from acting hereunder or under any of the Security Documents except as a result and to the extent of losses caused by such Secured Party’s actual gross negligence or willful misconduct (it being understood and agreed by each Secured Party that the delivery by any Significant Secured Party of one or more Veto Notices shall not be deemed to be or construed as gross negligence or willful misconduct on the part of the Secured Party delivering any such Veto Notice).

20.5	No Secured Party assumes any responsibility for any failure or delay in performance or breach by the Company or any Secured Party of its obligations under this Agreement or any other Transaction Document.

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20.6	No Secured Party makes to any other Secured Party any express or implied warranty, representation or guarantee with respect to any Secured Liabilities, Charged Assets, Transaction Document or the Company.

20.7	No Secured Party nor any of its officers, directors, employees, attorneys or agents shall be responsible to any other Secured Party or any of its officers, directors, employees, attorneys or agents for: (i) any recitals, statements, information, representations or warranties contained in any of the Transaction Documents or in any certificate or other document furnished pursuant to the terms hereof; (ii) the execution, validity, genuineness, effectiveness or enforceability of any of the Transaction Documents; (iii) the validity, genuineness, enforceability, collectability, value, sufficiency or existence of any Charged Asset or the Security constituted thereover in this Agreement, or the attachment, perfection or priority of any Security therein; or (iv) the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of the Company.

20.8	No Secured Party nor any of its officers, directors, employees, attorneys or agents shall have any obligation to any other Secured Party to ascertain or inquire into the existence of any default or Event of Default, the observance or performance by any Grantor of any of the duties or agreements of such Grantor under any of the Transaction Documents or the satisfaction of any conditions precedent contained in any of the Transaction Documents.

21	Costs and Indemnity

21.1	Costs

The Company shall pay to, or reimburse, the Secured Parties and any Receiver on demand, on a full indemnity basis, all Costs incurred by any Secured Party and/or any Receiver in relation to:

(a)	protecting, perfecting, preserving or enforcing (or attempting to do so) any of the Secured Parties' or Receiver's rights under this Agreement; or

(b)	suing for, or recovering, any of the Secured Liabilities,

(including, without limitation, the Costs of any proceedings in relation to this Agreement or the Secured Liabilities). Such Costs shall be secured as part of the Secured Liabilities.

21.2	Indemnity

Each Secured Party and any Receiver, and their respective employees and agents, shall be indemnified on a full indemnity basis out of the Charged Assets in respect of all actions, liabilities and Costs incurred or suffered in or as a result of:

(a)	the exercise, or purported exercise, of any of the powers, authorities or discretions vested in them under this Agreement;

(b)	any matter or thing done, or omitted to be done, in relation to the Charged Assets under those powers; or

(c)	any default or delay by the Company in performing any of its obligations under this Agreement,

except to the extent that the same arises from the misconduct or negligence of that Secured Party or Receiver.

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22	Release

Subject to Clause 27.3, on the expiry of the Security Period (but not otherwise), each Secured Party shall, at the request and cost of the Company, take whatever action is necessary to release the Charged Assets from the security constituted by this Agreement.

23	Assignment and Transfer

23.1	Assignment by Secured Parties

At any time, without the consent of the Company, each Secured Party may assign or transfer the whole or any part of that Secured Party's rights and/or obligations under this Agreement to any person.

23.2	Assignment by Company

The Company may not assign any of its rights, or transfer any of its obligations, under this Agreement or enter into any transaction which would result in any of those rights or obligations passing to another person.

24	Set-off

24.1	Set-off Rights

24.1.1	Each Secured Party may set off any matured obligation due from the Company (to the extent beneficially owned by the relevant Secured Party) against any matured obligation owed by that Secured Party to the Company, regardless of the place of payment, booking branch or currency of either obligation.

24.1.2	If a Secured Party has more than one account for the Company in its books, that Secured Party may at any time after:

(a)	the security constituted by this Agreement has become enforceable; or

(b)	that Secured Party has received notice of any subsequent Security or other interest affecting all or any part of the Charged Assets,

24.1.3	transfer, without prior notice, all or any part of the balance standing to the credit of any account to any other account which may be in debit (but the relevant Secured Party shall notify the Company of the transfer once made).

24.2	Different Currencies

Each Secured Party may exercise its rights under clause 24.1 (Set-off rights) notwithstanding that the amounts concerned may be expressed in different currencies and each Secured Party is authorised to effect any necessary conversions at a market rate of exchange selected by it.

24.3	Unliquidated Claims

If the relevant obligation or liability is unliquidated or unascertained, each Secured Party may set-off the amount which it estimates (in good faith and acting reasonably) will be the final amount of that obligation or liability once it becomes liquidated or ascertained.

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24.4	No Set Off

The Company will pay all amounts payable under this deed without any set off, counterclaim or deduction whatsoever unless required by law in which event the Company will pay an additional amount to ensure that the payment recipient receives the amount which would have been payable had no deduction been required to have been made.

25	New Accounts

If any Secured Party receives notice of any subsequent Security, or other interest, affecting all or part of the Charged Assets, that Secured Party may open a new account for the Company in that Secured Party's books. No money paid to the credit of the Company in any such new account shall be appropriated towards, or have the effect of discharging, any part of the Secured Liabilities. If that Secured Party does not open a new account immediately on receipt of that notice, then, unless that Secured Party gives express written notice to the contrary to the Company, all payments made by the Company to that Secured Party shall be treated as having been credited to a new account of the Company and not as having been applied in reduction of the Secured Liabilities, as from the time of receipt of the relevant notice by that Secured Party.

26	Currency

For the purpose of, or pending the discharge of, any of the Secured Liabilities, each Secured Party may convert any monies received, recovered or realised by that Secured Party under this Agreement (including the proceeds of any previous conversion under this Clause 26) from their existing currencies of denomination into such other currencies of denomination as that Secured Party may think fit. Any such conversion shall be effected at then prevailing spot selling rate of exchange for such other currency against the existing currency. Each reference in this Clause 26 to a currency extends to funds of that currency and, for the avoidance of doubt, funds of one currency may be converted into different funds of the same currency.

27	Further Provisions

27.1	Independent security

This Agreement shall be in addition to, and independent of, every other security or guarantee which any of the Secured Parties may hold for any of the Secured Liabilities at any time. No prior security held by any of the Secured Parties over the whole or any part of the Charged Assets shall merge in the security created by this Agreement.

27.2	Continuing security

27.2.1	This Agreement shall remain in full force and effect as a continuing security for the Secured Liabilities, despite any settlement of account, or intermediate payment, or other matter or thing, unless and until the Secured Parties discharge this Agreement in writing.

27.2.2	No part of the security from time to time intended to be constituted by this Agreement will be considered satisfied or discharged by any intermediate payment, discharge or satisfaction of any part of the Secured Liabilities.

27.3	Company's Obligations

27.3.1	The obligations of the Company under this Agreement and the Security constituted thereby shall not be discharged, impaired or otherwise affected by:

27.3.2	any winding-up, dissolution, administration or re-organisation of or other change in any Grantor or any other person;

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27.3.3	any of the Secured Liabilities being at any time illegal, invalid, unenforceable or ineffective;

27.3.4	any time or other indulgence being granted to any Grantor or any other person;

27.3.5	any amendment, variation, waiver or release of any of the Secured Liabilities other than in respect of a specific waiver or release of the Company by the Secured Parties;

27.3.6	any failure to take or failure to realise the value of any other collateral in respect of the Secured Liabilities or any release, discharge, exchange or substitution of any such collateral; or

27.3.7	any other act, other than a specific release of the Company by the Secured Parties, event or omission which but for this provision would or might operate to impair, discharge or otherwise affect the obligations of the Company under this Agreement.

27.4	Discharge conditional

Any release, discharge or settlement between the Company and a Secured Party shall be deemed conditional on no payment or security received by that Secured Party in respect of the Secured Liabilities being avoided, reduced or ordered to be refunded pursuant to any law relating to insolvency, bankruptcy, winding-up, administration, receivership or otherwise. Despite any such release, discharge or settlement:

(a)	each Secured Party or it nominee may retain this Agreement and the security created by or pursuant to it, including all certificates and documents relating to the whole or any part of the Charged Assets, for such period as that Secured Party in its reasonable opinion deems necessary to provide that Secured Party with security against any such avoidance, reduction or order for refund; and

(b)	each Secured Party may recover the value or amount of such security or payment from the Company subsequently as if such release, discharge or settlement had not occurred.

27.5	Certificates

A certificate or determination by a Secured Party as to any amount for the time being due to it from the Company shall (in the absence of any manifest error) be conclusive evidence of the amount due.

27.6	Rights cumulative

The rights and powers of each Secured Party conferred by this Agreement are cumulative, may be exercised as often as the relevant Secured Party considers appropriate, and are in addition to its rights and powers under the general law.

27.7	Waivers

Any waiver or variation of any right by the Secured Parties (whether arising under this Agreement or under the general law) shall only be effective if it is in writing and signed by the Secured Parties and applies only in the circumstances for which it was given, and shall not prevent the Secured Parties from subsequently relying on the relevant provision.

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27.8	Liability not discharged

The Company's liability under this Agreement in respect of any of the Secured Liabilities shall not be discharged, prejudiced or affected by:

(a)	any security, guarantee, indemnity, remedy or other right held by, or available to, any of the Secured Parties that is or becomes wholly or partially illegal, void or unenforceable on any ground;

(b)	any of the Secured Parties renewing, determining, varying or increasing any facility or other transaction in any manner or concurring in, accepting or varying any compromise, arrangement or settlement, or omitting to claim or enforce payment from any other person; or

(c)	any other act or omission, which but for this Clause 27.8 might have discharged, or otherwise prejudiced or affected, the liability of the Company.

27.9	Immediate recourse

The Company waives any right it may have to require any Secured Party to enforce any security or other right, or claim any payment from, or otherwise proceed against, any other person before enforcing this Agreement against the Company.

27.10	Further exercise of rights

No act or course of conduct or negotiation by or on behalf of any Secured Party shall, in any way, preclude that Secured Party from exercising any right or power under this Agreement or constitute a suspension or variation of any such right or power, except to the extent such right or power is waived by the Secured Parties in accordance with Clause 27.7 (Waivers) above.

27.11	Delay

No delay or failure to exercise any right or power under this Agreement shall operate as a waiver.

27.12	Single or partial exercise

No single or partial exercise of any right under this Agreement shall prevent any other or further exercise of that or any other right.

27.13	Partial invalidity

The invalidity, unenforceability or illegality of any provision (or part of a provision) of this Agreement under the laws of any jurisdiction shall not affect the validity, enforceability or legality of the other provisions. If any invalid, unenforceable or illegal provision would be valid, enforceable or legal if some part of it were deleted, the provision shall apply with any modification necessary to give effect to the commercial intention of the parties.

27.14	Counterparts

This Agreement may be executed and delivered in any number of counterparts, each of which is an original and which together have the same effect as if each party had signed the same document.

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28	Notices

28.1	Service

Each notice or other communication required to be given under, or in connection with, this Agreement shall be:

(a)	in writing, delivered personally or sent by pre-paid first-class letter or fax; and

(b)	sent:

(i)	to the Company at:

Thames House
Portsmouth Road
Esher
Surrey
KT10 9AD
United Kingdom

Email: MarkC@pczlaw.com

Attention: Mark Cohen

Copy to:

Avram Kelman
Fladgate LLP
16 Great Queen Street
London
WC2B 5DG
United Kingdom

Email: akelman@fladgate.com

(ii)	to Iroquois at:

Iroquois Master Fund Ltd.
641 Lexington Avenue
20th Floor
New York
NY
United States

Attention: Joshua Silverman

(iii)	to Alpha at:

Alpha Capital Anstalt
Pradafant 7
LI-9490
Vaduz
Furstentum
Liechtenstein

Attention: Konrad Acermann

or to such other address or fax number as is notified in writing by one party to the others from time to time.

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28.2	Receipt

Receipt of any notice given under Clause 28.1, shall be deemed to be received:

(a)	if given by hand, at the time of actual delivery;

(b)	if posted, on the second Business Day after the day it was sent by pre-paid first-class post; or

(c)	if sent by fax, when received in legible form.

A notice or other communication given as described in Clause 28.2(a) or Clause 28.2(b) on a day which is not a Business Day, or after normal business hours, in the place it is received, shall be deemed to have been received on the next Business Day.

29	Governing Law and Jurisdiction

29.1	Governing law

This Agreement and any dispute or claim arising out of or in connection with it or its subject matter or formation (including non-contractual disputes or claims) shall be governed by and construed in accordance with the law of England and Wales.

29.2	Jurisdiction

The parties to this Agreement irrevocably agree that, subject as provided below, the courts of England and Wales shall have exclusive jurisdiction to settle any dispute or claim that arises out of or in connection with this Agreement or its subject matter or formation (including non-contractual disputes or claims).

29.3	Convenient Forum

The parties agree that the courts of England are the most appropriate and convenient courts to settle disputes between them arising out of, or in connection with, this Agreement and, accordingly, that they will not argue to the contrary.

29.4	Other service

Each of the parties to this Agreement irrevocably consents to any process in any proceedings being served on it in accordance with the provisions of this Agreement relating to service of notices. Nothing contained in this Agreement shall affect the right to serve process in any other manner permitted by law.

This document has been executed as a deed and is delivered and takes effect on the date stated at the beginning of it.

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Schedule 1: Form of Notice of Assignment – Insurance Policies

Part A

To: [Insurer]

Date: [     ]

Dear Sirs,

We hereby give you notice that we have assigned to [ ] (Secured Parties) pursuant to a security agreement entered into by us in favour of the Secured Parties dated [ ] all our right, title and interest in and to the proceeds of [insert details of relevant insurance policy] (Policy of Insurance).

With effect from your receipt of this notice we instruct you to:

1.	make all payments and claims under or arising from the Policy of Insurance to the Secured Parties [insert account details here if required] or to their order as they may specify in writing from time to time;

2.	note the interest of the Secured Parties on the Policy of Insurance; and

3.	disclose to any Secured Party, without further approval from us, such information regarding the Policy of Insurance as any Secured Party may from time to time request and to send it copies of all notices issued by you under the Policy of Insurance.

With effect from your receipt of this notice all rights, interests and benefits whatsoever accruing to or for the benefit of ourselves arising from the Policy of Insurance (including all rights to compel performance) belong to and are exercisable by the Secured Parties.

Please acknowledge receipt of this notice by signing the acknowledgement on the enclosed copy letter and returning the same to each Secured Party at [•] marked for the attention of [ ].

Yours faithfully,

for and on behalf of
Morria Biopharmaceutricals PLC

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Part B

[On copy only:

To: [SECURED PARTIES]

We acknowledge receipt of a notice in the terms set out above and confirm that we have not received notice of any previous assignments or charges of or over any of the rights, title and interests and benefits referred to in such notice and that we will comply with the terms of that notice.

We further confirm that no amendment or termination of the Policy of Insurance shall be effective unless we have given each Secured Party thirty days written notice of such amendment or termination.

For and on behalf of [                  ]

By:

Dated:

31

Schedule 2: Form of Notice of Assignment – Accounts

Part A

To: [Account Bank]

Date: [      ]

Dear Sirs,

We hereby give you notice that pursuant to a security agreement dated 2012 (Security Agreement) we have charged to [ ] (Secured Parties) all of our right, title and interest in and to account number [•], account name [•] (including any renewal or redesignation of such account) and all monies standing to the credit of that account from time to time (Account).

With effect from the date of your receipt of this notice all rights, interests and benefits whatsoever accruing to or for the benefit of ourselves arising from the Account belong to the Secured Parties.

Upon your receipt of notice from any of the Secured Parties that an Event of Default (as defined in the Security Agreement) has occurred, any existing payment instructions affecting the Account are to be terminated and all payments and communications in respect of the Account should be made to the Secured Parties or to their order.

Please accept this notice by signing the enclosed acknowledgement and returning it to each Secured Party at [ ] marked for the attention of [ ].

Yours faithfully

for and on behalf of

Morria Biopharmaceutricals PLC

32

Part B

[on copy only]

To: [SECURED PARTIES]

Date: [            ]

At the request of the Secured Parties and Morria Biopharmaceutricals PLC we acknowledge receipt of the notice of assignment and charge, on the terms attached, in respect of the Account (as described in those terms). We confirm that:

•	the balance standing to the Account at today's date is [•], no fees or periodic charges are payable in respect of the Account and there are no restrictions on (a) the payment of the credit balance on the Account [(except, in the case of a time deposit, the expiry of the relevant period)] or (b) the assignment of the Account to the Secured Parties or any third party;

•	we have not received notice of any previous assignments of, charges over or trusts in respect of, the Account and we will not, without the consent of the Secured Parties (a) exercise any right of combination, consolidation or set off which we may have in respect of the Account or (b) amend or vary any rights attaching to the Account; and

•	upon the occurrence of an Event of Default we will act only in accordance with the instructions given by persons authorised by the Secured Parties and we shall send all statements and other notices given by us relating to the Account to the Secured Parties.

For and on behalf of [•]

By:

33

Schedule 3: Intellectual Property

PATENTS AND PATENT APPLICATIONS

PCZL Docket No.	Serial No.	Inventor(s)	Assignee	Filing Date	Status
P-8131-AU Australia	2006278657	PRINCE, Alice; YEDGAR, Saul; COHEN, Yuval	Morria Biopharmaceuticals plc (Morria); Yissum Research Development Company of the Hebrew University (Yissum); The Trustees of Columbia University (Columbia University)	01-Aug-2006	Pending
P-8131-CA Canada	2,617,484	YEDGAR, Saul; PRINCE, Alice; COHEN, Yuval	Morria; Yissum; Columbia University	01-Aug-2006	Pending
P-8131-CN China	200680037016.3	YEDGAR, Saul; PRINCE, Alice; COHEN, Yuval	Morria; Yissum; Columbia University	01-Aug-2006	Pending
P-8131-EA Eurasia	200800489	PRINCE, Alice; YEDGAR, Saul; COHEN, Yuval	Morria; Yissum; Columbia University	01-Aug-2006	Pending
P-8131-EP Europe	06800600.6	PRINCE, Alice; YEDGAR, Saul; COHEN, Yuval	Morria; Yissum; Columbia University	01-Aug-2006	Pending
P-8131-IL Israel	189171	PRINCE, Alice; YEDGAR, Saul; COHEN, Yuval	Morria; Yissum; Columbia University	01-Aug-2006	Pending

34

PCZL Docket No.	Serial No.	Inventor(s)	Assignee	Filing Date	Status
P-8131-JP Japan	2008-525110	PRINCE, Alice; YEDGAR, Saul; COHEN, Yuval	Morria; Yissum; Columbia University	01-Aug-2006	Pending
P-8131-KR Korea	10-2008-7005229	YEDGAR, Saul; PRINCE, Alice; COHEN, Yuval	Morria; Yissum; Columbia University	01-Aug-2006	Pending
P-8131-MX Mexico	MX/a2008/001639	PRINCE, Alice; YEDGAR, Saul; COHEN, Yuval	Morria; Yissum; Columbia University	01-Aug-2006	Pending
P-8131-PC International	PCT/US06/29893	YEDGAR, Saul; PRINCE, Alice; COHEN, Yuval	Morria; Yissum; Columbia University	01-Aug-2006	Expired
P-8131-USP United States	60/704,874	YEDGAR, Saul;	Morria	03-Aug-2005	Expired
P-8967-AU Australia	2007320737	YEDGAR, Saul; COHEN, Yuval	Yissum; Morria	14-Nov-2007	Pending
P-8967-AU1 Australia	2007320736	YEDGAR, Saul; COHEN, Yuval	Yissum; Morria	14-Nov-2007	Pending
P-8967-CA1 Canada	2,705,785	YEDGAR, Saul; COHEN, Yuval	Yissum; Morria	14-Nov-2007	Pending
P-8967-CN1 China	200780049831.6	YEDGAR, Saul; COHEN, Yuval	Yissum; Morria	14-Nov-2007	Pending
P-8967-EP Europe	07827381.0	YEDGAR, Saul; COHEN, Yuval	Yissum; Morria	14-Nov-2007	Pending
P-8967-EP1 Europe	07827380.2	YEDGAR, Saul; COHEN, Yuval	Yissum; Morria	14-Nov-2007	Pending

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PCZL Docket No.	Serial No.	Inventor(s)	Assignee	Filing Date	Status
P-8967-PC International	PCT/IL2007/001408	YEDGAR, Saul; COHEN, Yuval	Yissum; Morria	14-Nov-2007	Expired
P-8967-PC1 International	PCT/IL2007/001407	YEDGAR, Saul; COHEN, Yuval	Yissum; Morria	14-Nov-2007	Expired
P-8967-PC2 International	PCT/US07/23913	YEDGAR, Saul; COHEN, Yuval	Yissum; Morria	14-Nov-2007	Expired
P-8967-PC3 International	PCT/IB2007/004668	YEDGAR, Saul; COHEN, Yuval	Yissum; Morria	14-Nov-2007	Expired
P-8967-US United States	11/984,224	YEDGAR, Saul; COHEN, Yuval	Yissum; Morria	14-Nov-2007	Pending
P-8967-US1 United States	11/984,223	YEDGAR, Saul; COHEN, Yuval	Yissum; Morria	14-Nov-2007	Pending
P-71126-AU Australia	Not yet known	YEDGAR, Saul; COHEN, Yuval; BONDI, Joseph V.	Yissum; Morria	11-May-2010	Pending
P-71126-CA Canada	2,761,590	YEDGAR, Saul; COHEN, Yuval; BONDI, Joseph V.	Yissum; Morria	11-May-2010	Pending
P-71126-CN China	Not yet known	YEDGAR, Saul; COHEN, Yuval; BONDI, Joseph V.	Yissum; Morria	11-May-2010	Pending
P-71126-EP Europe	10775366.7	YEDGAR, Saul; COHEN, Yuval; BONDI, Joseph V.	Yissum; Morria	11-May-2010	Pending

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PCZL Docket No.	Serial No.	Inventor(s)	Assignee	Filing Date	Status
P-71126-IL Israel	216203	YEDGAR, Saul; COHEN, Yuval; BONDI, Joseph V.	Yissum; Morria	11-May-2010	Pending
P-71126-JP Japan	Not yet known	YEDGAR, Saul; COHEN, Yuval; BONDI, Joseph V.	Yissum; Morria	11-May-2010	Pending
P-71126-PC International	PCT/US10/34317	YEDGAR, Saul; COHEN, Yuval; BONDI, Joseph V.	Yissum; Morria	11-May-2010	Expired
P-71126-US United States	12/997,014	YEDGAR, Saul; COHEN, Yuval; BONDI, Joseph V.	Yissum; Morria	09-Dec-2010	Pending

INTELLECTUAL PROPERTY LICENCES

Description of Intellectual Property Licensed	Licensor	Date of Licence	Duration of Licence

Rights under an exclusive license agreement between Yissum and Morria Biopharmaceutical, Inc. dated 27 November 2002 (Yissum License)	Morria Biopharmaceutical, Inc.	1 February 2005	Terminates upon termination of the Yissum License

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Executed as a Deed by Morria Biopharmaceuticals PLC acting by a director and its secretary or two directors or a director in the presence of a witness who attests his signature:	) ) )	sign here: /s / YUVAL COHEN
Director print name:
In the presence of:		sign here: /s / MARK S. COHEN
Director print name:
Witness print name:
print address:

profession:

38

Executed as a Deed by ALPHA CAPITAL ANSTALT acting by a director and its secretary or two directors or a director in the presence of a witness who attests his signature:	) ) )	sign here: /SIGNATURE/
Director print name: Konrad Ackerman
In the presence of:		sign here:
/Signature/		Director print name:
Witness print name:
print address:
Notary
profession:

/NOTARIAT ARBON/

39